-------------------------------------------------------------------------------

                                   GENUS, INC.





                                CREDIT AGREEMENT


                           Dated as of August 15, 1997

                        _________________________________


                           SUMITOMO BANK OF CALIFORNIA

-------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                          Page

ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 1.01   Certain Defined Terms . . . . . . . . . . . . . . . . . .  1

SECTION 1.02   Accounting Principles . . . . . . . . . . . . . . . . . . 19
               (a)  Accounting Terms . . . . . . . . . . . . . . . . . . 19
               (b)  GAAP Changes . . . . . . . . . . . . . . . . . . . . 19
               (c)  "Fiscal Year" and "Fiscal Quarter" . . . . . . . . . 19
SECTION 1.03   Interpretation. . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE II     THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . 20

SECTION 2.01   The Loans . . . . . . . . . . . . . . . . . . . . . . . . 20
SECTION 2.02   Borrowing Procedure; Notice to Bank . . . . . . . . . . . 21
SECTION 2.03   Lending Offices . . . . . . . . . . . . . . . . . . . . . 21
SECTION 2.04   Recordkeeping . . . . . . . . . . . . . . . . . . . . . . 21
SECTION 2.05   Minimum Amounts . . . . . . . . . . . . . . . . . . . . . 21
SECTION 2.06   Required Notice . . . . . . . . . . . . . . . . . . . . . 22
SECTION 2.07   The Note. . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE III    INTEREST AND FEES; CONVERSION OR CONTINUATION . . . . . . 22

SECTION 3.01   Interest. . . . . . . . . . . . . . . . . . . . . . . . . 22
               (a)  Interest Rate  . . . . . . . . . . . . . . . . . . . 22
               (b)  Interest Periods . . . . . . . . . . . . . . . . . . 22
               (c)  Interest Payment Dates . . . . . . . . . . . . . . . 23
               (d)  Notice to the Borrower . . . . . . . . . . . . . . . 23
SECTION 3.02   Default Rate of Interest. . . . . . . . . . . . . . . . . 24

SECTION 3.03   Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
               (a)  Commitment Fee . . . . . . . . . . . . . . . . . . . 24
               (b)  Standby L/C Issuance Fee . . . . . . . . . . . . . . 24
               (c)  Confirmation Fee . . . . . . . . . . . . . . . . . . 24
               (d)  Fees Nonrefundable . . . . . . . . . . . . . . . . . 24
SECTION 3.04   Computations. . . . . . . . . . . . . . . . . . . . . . . 24
SECTION 3.05   Conversion or Continuation. . . . . . . . . . . . . . . . 25
               (a)  Election . . . . . . . . . . . . . . . . . . . . . . 25
               (b)  Automatic Conversion . . . . . . . . . . . . . . . . 25
               (c)  Notice to the Bank . . . . . . . . . . . . . . . . . 25
SECTION 3.06   Highest Lawful Rate . . . . . . . . . . . . . . . . . . . 25

ARTICLE IV     THE LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . 26

SECTION 4.01   The Letter of Credit Subfacility. . . . . . . . . . . . . 26
SECTION 4.02   Issuance, Amendment and Renewal of Letters of Credit. . . 27
SECTION 4.03   Drawings and Reimbursements . . . . . . . . . . . . . . . 29
SECTION 4.04   [Intentionally Omitted. . . . . . . . . . . . . . . . . . 29
SECTION 4.05   Role of the Bank. . . . . . . . . . . . . . . . . . . . . 29
SECTION 4.06   Obligations Absolute. . . . . . . . . . . . . . . . . . . 30

                                       i.

SECTION 4.07   Cash Collateral Pledge. . . . . . . . . . . . . . . . . . 31
SECTION 4.08   Letter of Credit Fees . . . . . . . . . . . . . . . . . . 31
SECTION 4.09   Uniform Customs and Practice. . . . . . . . . . . . . . . 32

ARTICLE V      REDUCTION OF COMMITMENTS;
               REPAYMENT; PREPAYMENT . . . . . . . . . . . . . . . . . . 32

SECTION 5.01   Reduction or Termination of the Commitment. . . . . . . . 32
               (a)  Optional Reduction or Termination. . . . . . . . . . 32
               (b)  Mandatory Termination. . . . . . . . . . . . . . . . 32
               (c)  Adjustment of Commitment Fee; No Reinstatement . . . 32

SECTION 5.02   Repayment of the Loans. . . . . . . . . . . . . . . . . . 32

SECTION 5.03   Prepayments . . . . . . . . . . . . . . . . . . . . . . . 33
               (a)  Optional Prepayments . . . . . . . . . . . . . . . . 33
               (b)  Notice; Application. . . . . . . . . . . . . . . . . 33

ARTICLE VI     YIELD PROTECTION AND ILLEGALITY . . . . . . . . . . . . . 33

SECTION 6.01   Inability to Determine Rates. . . . . . . . . . . . . . . 33
SECTION 6.02   Funding Losses. . . . . . . . . . . . . . . . . . . . . . 33
SECTION 6.03   Regulatory Changes. . . . . . . . . . . . . . . . . . . . 34
               (a)  Increased Costs. . . . . . . . . . . . . . . . . . . 34
               (b)  Capital Requirements . . . . . . . . . . . . . . . . 35
               (c)  Requests . . . . . . . . . . . . . . . . . . . . . . 35
SECTION 6.04   Illegality. . . . . . . . . . . . . . . . . . . . . . . . 35
SECTION 6.05   Funding Assumptions . . . . . . . . . . . . . . . . . . . 36
SECTION 6.06   Obligation to Mitigate. . . . . . . . . . . . . . . . . . 36

ARTICLE VII    PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 36

SECTION 7.01   Payments. . . . . . . . . . . . . . . . . . . . . . . . . 36
               (a)  Payments . . . . . . . . . . . . . . . . . . . . . . 36
               (b)  Authorization to Bank. . . . . . . . . . . . . . . . 36
               (c)  Extension. . . . . . . . . . . . . . . . . . . . . . 36
               (d)  Application. . . . . . . . . . . . . . . . . . . . . 37
SECTION 7.02   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 37
               (a)  No Reduction of Payments . . . . . . . . . . . . . . 37
               (b)  Deduction or Withholding; Tax Receipts . . . . . . . 37
               (c)  Indemnity. . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE VIII   CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . 38

SECTION 8.01   Conditions Precedent to the Initial Loan. . . . . . . . . 38
               (a)  Fees and Expenses. . . . . . . . . . . . . . . . . . 38
               (b)  Loan Documents . . . . . . . . . . . . . . . . . . . 38
               (c)  Documents and Actions Relating to Collateral . . . . 38
               (d)  Additional Closing Documents and Actions . . . . . . 39
               (e)  Corporate Documents. . . . . . . . . . . . . . . . . 39

                                      ii.

               (f)  Receivables Audit. . . . . . . . . . . . . . . . . . 40
               (g)  Legal Opinion. . . . . . . . . . . . . . . . . . . . 40
SECTION 8.02   Conditions Precedent to All Loans . . . . . . . . . . . . 40
               (a)  Notice . . . . . . . . . . . . . . . . . . . . . . . 40
               (b)  Material Adverse Effect. . . . . . . . . . . . . . . 40
               (c)  Representations and Warranties; No Default . . . . . 40
               (d)  Additional Documents . . . . . . . . . . . . . . . . 41

ARTICLE IX     REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . 41

SECTION 9.01   Representations and Warranties. . . . . . . . . . . . . . 41
               (a)  Organization and Powers. . . . . . . . . . . . . . . 41
               (b)  Authorization; No Conflict . . . . . . . . . . . . . 41
               (c)  Binding Obligation . . . . . . . . . . . . . . . . . 41
               (d)  Consents . . . . . . . . . . . . . . . . . . . . . . 42
               (e)  No Defaults. . . . . . . . . . . . . . . . . . . . . 42
               (f)  Title to Properties; Liens . . . . . . . . . . . . . 42
               (g)  Litigation . . . . . . . . . . . . . . . . . . . . . 42
               (h)  Compliance with Environmental Laws . . . . . . . . . 42
               (i)  Governmental Regulation. . . . . . . . . . . . . . . 43
               (j)  ERISA. . . . . . . . . . . . . . . . . . . . . . . . 43
               (k)  Subsidiaries . . . . . . . . . . . . . . . . . . . . 43
               (l)  Margin Regulations . . . . . . . . . . . . . . . . . 44
               (m)  Taxes. . . . . . . . . . . . . . . . . . . . . . . . 44
               (n)  Patents and Other Rights . . . . . . . . . . . . . . 44
               (o)  Insurance. . . . . . . . . . . . . . . . . . . . . . 44
               (p)  Financial Statements and Projections . . . . . . . . 44
               (q)  Liabilities. . . . . . . . . . . . . . . . . . . . . 44
               (r)  Labor Disputes, Etc. . . . . . . . . . . . . . . . . 45
               (s)  Solvency . . . . . . . . . . . . . . . . . . . . . . 45
               (t)  Disclosure . . . . . . . . . . . . . . . . . . . . . 45

ARTICLE X      COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . 45

SECTION 10.01  Reporting Covenants . . . . . . . . . . . . . . . . . . . 45
               (a)  Financial Statements and Other Reports . . . . . . . 45
               (b)  Additional Information . . . . . . . . . . . . . . . 47

SECTION 10.02  Financial Covenants . . . . . . . . . . . . . . . . . . . 48
               (a)  Minimum Quick Ratio. . . . . . . . . . . . . . . . . 48
               (b)  Minimum Consolidated Tangible Net Worth. . . . . . . 48
               (c)  Leverage Ratio . . . . . . . . . . . . . . . . . . . 48
               (d)  Profitability. . . . . . . . . . . . . . . . . . . . 48
SECTION 10.03  Additional Affirmative Covenants. . . . . . . . . . . . . 48
               (a)  Preservation of Existence, Etc.. . . . . . . . . . . 48
               (b)  Payment of Obligations . . . . . . . . . . . . . . . 49
               (c)  Maintenance of Insurance . . . . . . . . . . . . . . 49
               (d)  Keeping of Records and Books of Account. . . . . . . 49
               (e)  Inspection Rights. . . . . . . . . . . . . . . . . . 50
               (f)  Compliance with Laws, Etc. . . . . . . . . . . . . . 50
               (g)  Maintenance of Properties, Etc.. . . . . . . . . . . 50
               (h)  Licenses . . . . . . . . . . . . . . . . . . . . . . 50

                                     iii.

               (i)  Action Under Environmental Laws. . . . . . . . . . . 50
               (j)  Use of Proceeds. . . . . . . . . . . . . . . . . . . 51
               (k)  Further Assurances and Additional Acts . . . . . . . 51
               (l)  Operating Accounts . . . . . . . . . . . . . . . . . 51
               (m)  Borrowing Base Certificate and Collateral Reports. . 51

SECTION 10.04  Negative Covenants. . . . . . . . . . . . . . . . . . . . 51
               (a)  Indebtedness . . . . . . . . . . . . . . . . . . . . 51
               (b)  Liens; Negative Pledges. . . . . . . . . . . . . . . 52
               (c)  Change in Nature of Business . . . . . . . . . . . . 53
               (d)  Restrictions on Fundamental Changes. . . . . . . . . 53
               (e)  Sales of Assets. . . . . . . . . . . . . . . . . . . 53
               (f)  Loans and Investments. . . . . . . . . . . . . . . . 53
               (g)  Capital Expenditures . . . . . . . . . . . . . . . . 54
               (h)  Sales and Leasebacks . . . . . . . . . . . . . . . . 54
               (i)  Distributions. . . . . . . . . . . . . . . . . . . . 54
               (j)  Transactions with Related Parties. . . . . . . . . . 55
               (k)  Hazardous Substances . . . . . . . . . . . . . . . . 55
               (l)  Accounting Changes . . . . . . . . . . . . . . . . . 55

ARTICLE XI     EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . 55

SECTION 11.01  Events of Default . . . . . . . . . . . . . . . . . . . . 55
               (a)  Payments . . . . . . . . . . . . . . . . . . . . . . 55
               (b)  Representations and Warranties . . . . . . . . . . . 55
               (c)  Failure by Borrower to Perform Certain Covenants . . 56
               (d)  Failure by Borrower to Perform Other Covenants . . . 56
               (e)  Insolvency; Voluntary Proceedings. . . . . . . . . . 56
               (f)  Involuntary Proceedings. . . . . . . . . . . . . . . 56
               (g)  Default Under Other Indebtedness . . . . . . . . . . 56
               (h)  Judgments. . . . . . . . . . . . . . . . . . . . . . 57
               (i)  ERISA. . . . . . . . . . . . . . . . . . . . . . . . 57
               (j)  Dissolution, Etc.. . . . . . . . . . . . . . . . . . 58
               (k)  Material Adverse Effect. . . . . . . . . . . . . . . 58
               (l)  Change in Ownership or Control . . . . . . . . . . . 58
               (m)  Collateral Documents . . . . . . . . . . . . . . . . 58
SECTION 11.02  Effect of Event of Default. . . . . . . . . . . . . . . . 58

ARTICLE XII    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 59

SECTION 12.01  Amendments and Waivers. . . . . . . . . . . . . . . . . . 59

SECTION 12.02  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 59
               (a)  Notices. . . . . . . . . . . . . . . . . . . . . . . 59
               (b)  Facsimile and Telephonic Notice. . . . . . . . . . . 60

SECTION 12.03  No Waiver; Cumulative Remedies. . . . . . . . . . . . . . 60

SECTION 12.04  Costs and Expenses; Indemnification . . . . . . . . . . . 60
               (a)  Costs and Expenses . . . . . . . . . . . . . . . . . 60


                                      iv.

               (b)  Indemnification. . . . . . . . . . . . . . . . . . . 61
               (c)  Other Charges. . . . . . . . . . . . . . . . . . . . 61

SECTION 12.05  RIGHT OF SET-OFF. . . . . . . . . . . . . . . . . . . . . 62

SECTION 12.06  SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . 62

SECTION 12.07  BENEFITS OF AGREEMENT . . . . . . . . . . . . . . . . . . 62

SECTION 12.08  BINDING EFFECT; ASSIGNMENT. . . . . . . . . . . . . . . . 62
               (a)  BINDING EFFECT . . . . . . . . . . . . . . . . . . . 62
               (b)  ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . 62

SECTION 12.09  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . 63

SECTION 12.10  SUBMISSION TO JURISDICTION. . . . . . . . . . . . . . . . 64
               (a)  SUBMISSION TO JURISDICTION . . . . . . . . . . . . . 64
               (b)  NO LIMITATION. . . . . . . . . . . . . . . . . . . . 64

SECTION 12.11  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . 64

SECTION 12.12  LIMITATION ON LIABILITY . . . . . . . . . . . . . . . . . 64

SECTION 12.13  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . 65

SECTION 12.14  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . 65

SECTION 12.15  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . 65


                                       v.

SCHEDULES

Schedule 1     Lending Office; Address for Notices; Borrower's Account

EXHIBITS

Exhibit A      Form of Note
Exhibit B      Form of Notice of Borrowing
Exhibit C      Form of Compliance Certificate
Exhibit D      Form of Security Agreement


                                      vi.

                              CREDIT AGREEMENT


          THIS CREDIT AGREEMENT (this "Agreement"), dated as of August 15, 1997, is made between Genus, Inc., a California corporation (the "Borrower"), and Sumitomo Bank of California (the "Bank").

          The Borrower has requested the Bank (i) to make revolving loans to the Borrower in an aggregate principal amount of up to $10,000,000 at any time outstanding, and (ii) to make available to Borrower that certain letter of credit subfacility in the amount of $3,000,000. The Bank is willing to make such loans to the Borrower upon the terms and subject to the conditions set forth in this Agreement.

          Accordingly, the parties hereto agree as follows:

                                 ARTICLE I
                                DEFINITIONS

          SECTION 1.01 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

          "AFFILIATE" means any Person which, directly or indirectly, controls, is controlled by or is under common control with another Person. For purposes of the foregoing, "control," "controlled by" and "under common control with" with respect to any Person shall mean the possession, directly or indirectly, of the power (i) to vote 10% or more of the securities having ordinary voting power of the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "APPLICABLE MARGIN" means (i) with respect to Base Rate Loans, .25% per annum; and (ii) with respect to LIBOR Rate Loans, 2.00% per annum.

          "BANK" has the meaning set forth in the recital of parties to this Agreement.

          "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy."

          "BASE RATE" means, for any day, the rate of interest announced by the Bank as its prime rate of interest in California. Each change in the interest rate on the Loans or other Obligations bearing interest at the Base Rate based on a change in the Base Rate shall be effective as of the effective date of such change in the Base Rate.

                                       1.

          "BASE RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Base Rate.

          "BORROWER" has the meaning set forth in the recital of parties to this Agreement.

          "BORROWER'S ACCOUNT" means the account of the Borrower with the Bank set forth on Schedule 1, or such other account as the Borrower from time to time shall designate in a written notice to the Bank.

          "BORROWING BASE" means at any time the sum of (i) 20% of Eligible Inventory at such time (up to a maximum amount of $2,500,000) PLUS (ii) 75% of Eligible Receivables at such time.

          "BORROWING BASE CERTIFICATE" means a certificate of a Responsible Officer of the Borrower, in form and substance satisfactory to Bank, with such changes thereto as the Bank may from time to time reasonably request.

          "BUSINESS DAY" means a day (i) other than Saturday or Sunday, and
(ii) on which commercial banks are open for business in New York, New York, and San Francisco, California.

          "CAPITAL LEASE" means, for any Person, any lease of property (whether real, personal or mixed) which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as a capital lease in respect of which such Person is liable as lessee.

          "CLOSING DATE" means the date on which all conditions precedent set forth in Section 8.01 are satisfied or waived by the Bank.

          "COLLATERAL" means the property described in the Collateral Documents, and all other property now existing or hereafter acquired which may at any time be or become subject to a Lien in favor of the Bank pursuant to the Collateral Documents or otherwise, securing the payment and performance of the Obligations.

          "COLLATERAL DOCUMENTS" means the Security Agreement and any other agreement pursuant to which the Borrower or any other Person provides a Lien on its personal property assets in favor of the Bank and all financing statements, fixture filings, patent filings, trademark and copyright filings, assignments, acknowledgments and other filings, documents and agreements made or delivered pursuant thereto.

          "COMPLIANCE CERTIFICATE" means a certificate of a Responsible Officer of the Borrower, in substantially the form of Exhibit C, with such changes thereto as the Bank may from time to time reasonably request.

                                       2.

          "CONSOLIDATED CURRENT ASSETS" means, as of any date of determination, the current assets of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

          "CONSOLIDATED CURRENT LIABILITIES" means, as of any date of determination, the current liabilities of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, interest expense (including that attributable to Capital Leases) of the Borrower and its Subsidiaries on a consolidated basis, including all commissions, discounts and other fees and charges owed with respect to standby letters of credit, as determined in accordance with GAAP.

          "CONSOLIDATED NET INCOME" means, for any period, the net income of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, as determined in accordance with GAAP.

          "CONSOLIDATED TANGIBLE NET WORTH" means, as of any date of determination, Consolidated Total Assets MINUS Consolidated Total Liabilities; PROVIDED, HOWEVER, that there shall be excluded from Consolidated Total Assets the following: (i) all assets which would be classified as intangible assets in accordance with GAAP, including goodwill, organizational expense, research and development expense, patent applications, patents, trademarks, trade names, brands, copyrights, trade secrets, customer lists, licenses, franchises and covenants not to compete; (ii) all unamortized debt discount and expense; and
(iii) all treasury stock.

          "CONSOLIDATED TOTAL ASSETS" means, as of any date of determination, the total assets of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

          "CONSOLIDATED TOTAL LIABILITIES" means, as of any date of determination, the total liabilities of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

          "DEFAULT" means an Event of Default or an event or condition which with notice or lapse of time or both would constitute an Event of Default.

          "DISCLOSURE LETTER" means that certain letter of even date herewith from the Borrower to the Bank setting forth certain exceptions, disclosures and other matters relating to this Agreement.


                                       3.

          "DOLLARS" and the sign "$" each means lawful money of the United
States.
          "EFFECTIVE AMOUNT" means (i) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

          "ELIGIBLE INVENTORY" means at any time the aggregate amount of the Borrower's Inventory consisting of raw materials and spare parts held for use in the ordinary and usual course of business, valued at the lower of cost or fair market value, net of applicable allowances and reserves (including allowances or reserves for shrinkage or obsolescence), EXCLUDING Inventory which is not in the direct possession of the Borrower at one of the locations set forth in the Disclosure Letter;

          "ELIGIBLE RECEIVABLES" means at any time the aggregate amount of the Borrower's Receivables, payable in cash in Dollars, net of applicable allowances, reserves, discounts, returns, credits or offsets (including allowances or reserves for doubtful accounts), excluding the following:

          (i) Receivables for which the Borrower's right to receive payment has not been fully earned by performance or is contingent upon the fulfillment of any condition whatsoever or which otherwise do not arise from a bona fide completed transaction;

          (ii) Receivables against which there are asserted any defenses, counterclaims, discounts (other than normal trade discounts granted in the ordinary course of business) or offsets of any nature, whether well-founded or otherwise, but only to the extent of such defense, counterclaim, discount or offset;

          (iii) Receivables that do not comply with all applicable legal requirements, including all laws, rules, regulations and orders of any Governmental Authority;

          (iv) Receivables which represent a prepayment or progress payment or arising out of the placement of goods on consignment, guaranteed sale or other arrangement by reason of which the payment by the Receivable Debtor may be conditional or contingent;


                                       4.

          (v) Receivables which are not owned by the Borrower free and clear of all Liens and rights of others (other than the Liens in favor of the Bank);

          (vi) Receivables in which the Bank shall not have a valid and perfected first-priority Lien;

          (vii) Receivables owing by any officer, director, employee, agent, partner, Subsidiary or Affiliate of the Borrower;

          (viii) Receivables owing (A) by the United States or any department, agency or instrumentality thereof or (B) by a State or any department, agency, instrumentality or political subdivision thereof, unless in the case of Receivables described in sub-clause (A), the Bank has agreed to the contrary in writing and the Borrower has complied with the Federal Assignment of Claims Act with respect to such Receivables;

          (ix) Receivables not paid in full within 120 days from the date of invoice;

          (x) that portion of Receivables owing by any single Receivable Debtor which exceeds 10% of the aggregate amount of Receivables owing to the Borrower by all Receivable Debtors; provided, however that the portion of Receivables owing to the Samsung Group or any Affiliate thereof may account for up to 45% of the aggregate amount of Receivables owing to the Borrower by all Receivable Debtors;

          (xi) Receivables owing by any Receivable Debtor who is the subject of an Insolvency Proceeding;

          (xii) Receivables which are evidenced by a promissory note or other instrument;

          (xiii) Receivables with respect to which the terms or conditions prohibit or restrict assignment or collection rights; and

          (xiv) Receivables with respect to which the Bank, in its reasonable discretion, deems the creditworthiness or financial condition of the Receivable Debtor to be unsatisfactory or the prospect of payment or performance to be impaired, and other Receivables which, in the Bank's reasonable discretion, are otherwise ineligible.

          Notwithstanding the foregoing, Eligible Receivables shall also include "ship-in-place" units for which (a) title and ownership responsibility have passed to the purchaser, (b) invoices have been generated, but not necessarily issued, to purchaser, (c) shipment is scheduled to occur within 30 days of purchaser's receipt of such invoice, and (d) payment is required


                                       5.

within 30 days following shipment of such units so long as such Receivables are not otherwise ineligible as set forth above.

          Any Receivable which is at any time an Eligible Receivable, but which subsequently fails to meet any of the foregoing eligibility requirements, shall forthwith cease to be an Eligible Receivable until such time as such Receivable shall meet all of the foregoing requirements.

          "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with (including consent decrees), any Governmental Authorities, in each case relating to or imposing liability or standards of conduct concerning public health, safety and environmental protection matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

          "ERISA" means the Employee Retirement Income Security Act of 1974, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA and Sections 414(b), (c) and (m) of the Internal Revenue Code.

          "EVENT OF DEFAULT" has the meaning set forth in Section 11.01.

          "EXISTING CREDIT" means the existing credit facility of Borrower with Silicon Valley Bank, including any and all letters of credit, or confirmation of any letter of credit, issued by Bank of America in connection therewith.

          "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

          "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%), as determined by the Bank, equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for any day of determination (or if such day of determination is not a Business Day, for the next preceding


                                       6.

Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it.

          "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "GAAP" means generally accepted accounting principles in the U.S. as in effect from time to time.

          "GOVERNMENTAL AUTHORITY" means any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTY OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (ii) to advance or provide funds (A) for the payment or discharge of any such primary obligation, or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) in connection with any synthetic lease or other similar off balance sheet lease transaction, or (v) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof.

          "HAZARDOUS SUBSTANCES" means any toxic or hazardous substances, materials, wastes, contaminants or pollutants, including asbestos, PCBs, petroleum products and byproducts, and any substances defined or listed as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances" (or similarly identified), regulated under or forming the basis for liability under any applicable Environmental Law.

          "IRS" means the Internal Revenue Service, or any successor thereto.


                                       7.

          "INDEBTEDNESS" means, for any Person: (i) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all obligations under Capital Leases (to the extent shown as capital leases on such Person's balance sheet); (v) all reimbursement or other obligations of such Person under or in respect of letters of credit and bankers acceptances; (vi) all reimbursement or other obligations of such Person in respect of any bank guaranties, shipside bonds, surety bonds and similar instruments issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (vii) all Guaranty Obligations; and
(viii) all indebtedness of another Person secured by any Lien upon or in property owned by the Person for whom Indebtedness is being determined, whether or not such Person has assumed or become liable for the payment of such indebtedness of such other Person. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member (provided and to the extent that there is recourse to the Borrower arising from such Indebtedness).

          "INSOLVENCY PROCEEDING" means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "INTERBANK RATE" means for each Interest Period for each LIBOR Rate Loan the rate per annum determined by the Bank to be the average (rounded upward, if necessary, to the nearest 1/16 of 1%) of the rates at which deposits in Dollars are offered to the Bank by prime banks in the London interbank market, at approximately 10:00 A.M. (California time), two LIBOR Business Days before the first day of such Interest Period, in an amount substantially equal to the proposed LIBOR Rate Loan and for a period of time comparable to such Interest Period.


                                       8.

          "INTEREST PAYMENT DATE" means a date specified for the payment of interest pursuant to Section 3.01(c).

          "INTEREST PERIOD" means, with respect to any LIBOR Rate Loan, the period determined in accordance with Section 3.01(b) applicable thereto.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.
          "INVENTORY" means all "inventory" (as such term is defined in the UCC).

          "L/C ADVANCE" means Bank's participation in any L/C Borrowing.

          "L/C AMENDMENT APPLICATION" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Bank.

          "L/C APPLICATION" means an application form for issuances of standby letters of credit as shall at any time be in use at the Bank, the terms of which shall not conflict with or differ from the terms hereof. In the event of any such conflict or difference, the terms of this Agreement shall control.

          "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 4.03(a).

          "L/C COMMITMENT" means the commitment of the Bank to issue Letters of Credit from time to time issued or outstanding under Article IV, in an aggregate amount not to exceed on any date the amount of $3,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to
Section 4.07 or Section 5.01; PROVIDED that the L/C Commitment is a part of the Revolving Commitment, rather than a separate, independent commitment.

          "L/C OBLIGATIONS" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

          "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Bank's standard form documents for letter of credit issuances.


                                       9.

          "L/C SUBFACILITY" means the letter of credit subfacility in the amount of $3,000,000 extended to Borrower hereunder to secure certain obligations arising under or in connection with the Ion Technology Products tenant lease in Newburyport, Massachusetts.

          "LENDING OFFICE" means each office of the Bank as the Bank may from time to time designate (whether or not such office is specified on Schedule 1).

          "LETTERS OF CREDIT" or "L/C" means any letter of credit (whether standby letters of credit or commercial documentary letters of credit) issued by the Bank pursuant to Article IV.

          "LIBOR BUSINESS DAY" means a Business Day on which dealings in Dollar deposits are carried on in the London interbank market.

          "LIBOR RATE" means for each Interest Period for each LIBOR Rate Loan the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) determined by the Bank pursuant to the following formula:

                                    INTERBANK RATE
          LIBOR Rate =      -------------------------------
                            100% - LIBOR Reserve Percentage

The LIBOR Rate shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

          "LIBOR RATE LOAN" means a Loan bearing interest at a rate determined by reference to the LIBOR Rate.

          "LIBOR RESERVE PERCENTAGE" means the maximum reserve requirement percentage (including any ordinary, supplemental, marginal and emergency reserves), if any, as determined by the Bank, then applicable under Regulation D in respect of LIBOR funding (currently referred to as "LIBOR Liabilities") of a member bank in the Federal Reserve System with deposits exceeding
$1,000,000,000.

          "LIEN" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest).

          "LOAN DOCUMENTS" means this Agreement, the Note, the Collateral Documents and all other certificates, documents, agreements and instruments delivered to the Bank under or in connection with this Agreement.


                                       10.

          "LOANS" means the Revolving Loans and any L/C Advance.

          "MATERIAL ADVERSE EFFECT" means any event, matter, condition or circumstance which (i) has or would reasonably be expected to have a material adverse effect on the business, properties, results of operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole;
(ii) would materially impair the ability of the Borrower or any other Person to perform or observe its obligations under or in respect of the Loan Documents; or
(iii) affects the legality, validity, binding effect or enforceability of any of the Loan Documents or the perfection or priority of any Lien granted to the Bank under any of the Collateral Documents.

          "MAXIMUM RATE" has the meaning set forth in Section 3.06.

          "MINIMUM QUICK RATIO" means the sum of accounts receivable, cash and marketable securities of the Borrower divided by the sum of Consolidated Current Liabilities, calculated on a consolidated basis.

          "MINIMUM AMOUNT" has the meaning set forth in Section 2.05.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

          "NOTE" means the Promissory Note of the Borrower payable to the order of the Bank, in substantially the form of Exhibit A.

          "NOTICE" means a Notice of Borrowing, a Notice of Conversion or Continuation or a Notice of Prepayment.

          "NOTICE OF BORROWING" has the meaning set forth in Section 2.02.

          "NOTICE OF CONVERSION OR CONTINUATION" has the meaning set forth in
Section 3.05(c).

          "NOTICE OF PREPAYMENT" has the meaning set forth in Section 5.03(b).

          "OBLIGATIONS" means the indebtedness, liabilities and other obligations of the Borrower to the Bank under or in connection with the Loan Documents, including all Loans, all interest accrued thereon, all fees due under this Agreement and all other amounts payable by the Borrower to the Bank thereunder or in connection therewith, whether now or hereafter existing or arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.


                                       11.

          "OPERATING LEASE" means, for any Person, any lease of any property of any kind by that Person as lessee which is not a Capital Lease.

          "PBGC" mean the Pension Benefit Guaranty Corporation, or any successor thereto.

          "PENSION PLAN" means any employee pension benefit plan covered by Title IV of ERISA (other than a Multiemployer Plan) that is maintained for employees of the Borrower or any ERISA Affiliate or with regard to which the Borrower or an ERISA Affiliate is a contributing sponsor within the meaning of Sections 4001(a)(13) or 4069 of ERISA.

          "PERMITTED INVESTMENTS" means any of the following Dollar denominated investments, maturing within one year from the date of acquisition, selected by the Borrower:

          (i) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States;

          (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof and, at the time of acquisition, having the highest credit rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

          (iii) commercial paper or corporate promissory notes bearing at the time of acquisition the highest credit rating either of S&P or Moody's issued by United States, Australian, Canadian, European or Japanese bank holding companies or industrial or financial companies (other than an Affiliate of the Borrower);

          (iv) certificates of deposit issued by and bankers acceptances of and interest bearing deposits with the Bank, or with any United States, Australian, Canadian, European or Japanese commercial banks having capital and surplus of at least $500,000,000 or the equivalent and which issues (or the parent of which issues) commercial paper or other short term securities bearing the highest credit rating obtainable from either S&P or Moody's;

          (v) money market funds organized under the laws of the United States or any state thereof that invest solely in any of the foregoing investments permitted under clauses (i), (ii), (iii) and (iv);

          (vi) investments permitted under the Borrower's investment policy and under any amendment thereto (provided that


                                       12.

such policy and any such amendment have been approved by the Bank, such approval not to be unreasonably withheld);

          (vii) Investments arising from transactions by the Borrower or any of its Subsidiaries with customers or suppliers in the ordinary course of business, including Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers, arising in the ordinary course of business and in the exercise of the reasonable business judgment of the Borrower or such Subsidiary;

          (viii) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates in the ordinary course of business;

          (ix) Investments (whether consisting of the purchase of securities, loans, capital contributions or otherwise) of Borrower in or to Subsidiaries and Investments by Borrower in or to companies which simultaneously with such Investments become Subsidiaries, provided that the amount of (i) all such Investments by Borrower in or to Subsidiaries, minus (ii) the sum of
(x) Investments by Subsidiaries in or to Borrower, plus (y) payments to Borrower on account of Investments of Borrower in or to Subsidiaries, plus
(z) distributions or dividends by Subsidiaries to Borrower, in each case, made, incurred or arising on or after the date hereof, does not at any time exceed $500,000; in no event shall Investments in Subsidiaries include amounts used to cover operating expenses in the ordinary course of business required to service and/or maintain Borrower's products;

          (x) Investments consisting of (i) travel advances and employee relocation loans in the ordinary course of business, (ii) other employee loans and advances (not to exceed $50,000) in the ordinary course of business,
(iii) other loans to officers and employees approved by the Board of Directors in an aggregate amount not in excess of $500,000 outstanding at any time;

          (xi) Investments arising in connection with Permitted Swap Obligations; and

          (xi) Investments existing as of the date hereof as identified in the Disclosure Letter.

          "PERMITTED LIENS" means:

          (i)  Liens in favor of the Bank;

          (ii) the existing Liens listed in Item 1.01(b) of the Disclosure Letter or incurred in connection with the extension,


                                       13.

renewal or refinancing of the Indebtedness secured by such existing Liens, PROVIDED that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase;

          (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP;

          (iv) Liens of materialmen, mechanics, warehousemen, carriers or employees or other like Liens arising in the ordinary course of business and securing obligations either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture of title thereto;

          (v) Liens consisting of deposits or pledges to secure the payment of worker's compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, leases (other than Capital Leases), public or statutory obligations, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business (other than for Indebtedness or any Liens arising under ERISA);

          (vi) easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property and irregularities in the title to such property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture of title thereto;

          (vii) statutory landlord's Liens under leases to which the Borrower or any of its Subsidiaries is a party;

          (viii) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution;

          (ix) Liens (A) upon or in any property (including any additions and accessions thereto, replacements thereof and proceeds thereof) acquired or held by the Borrower or any of its Subsidiaries to secure the purchase price of such property or Indebtedness incurred solely for the purpose of financing the


                                       14.

acquisition of such property, or (B) existing on such property at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon (including any additions and accessions thereto, replacements thereof and proceeds thereof); and

          (x) Liens on assets of Persons which become Subsidiaries of the Borrower after the date hereof, PROVIDED that such Liens existed at the time any such Persons became Subsidiaries of the Borrower and were not created in anticipation thereof.

          (xi) Leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Borrower's business which do not interfere in any material respect with the business operations of the Borrower and its Subsidiaries taken as a whole;

          (xii) Liens on assets (including the proceeds thereof and accessions thereto) that existed at the time such assets were acquired by the Borrower or any Subsidiary (including Liens on assets of any corporation that existed at the time it became or becomes a Subsidiary);

          (xiii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (xiv) Liens on insurance proceeds securing the payment of financed insurance premiums;

          (xv) Liens incurred in connection with sale-leaseback transactions permitted under Section 10.04(h) hereof;

          (xvi) Liens in the nature of operating leases which are otherwise permitted hereunder;

          (xvii) Liens consisting of judgment or judicial attachment liens, which do not otherwise constitute an Event of Default under Section 11.01(f) or
Section 11.01(h); and

          (xviii) Liens not otherwise described in this definition securing obligations not exceeding $100,000.

          "PERMITTED SWAP OBLIGATIONS" means all obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under (i) Swap Contracts in which the Bank is the counter party, or (ii) Swap Contracts in which the Bank is not the counter party, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or


                                       15.

changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder and (c) a perfected security interest in such Person's rights and interests to and in such Swap Contracts has been granted, and exists, in favor of the Bank, as collateral for the Obligations.

          "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or any other entity of whatever nature or any Governmental Authority.

          "PLAN" means any employee pension benefit plan as defined in
Section 3(2) of ERISA (including any Multiemployer Plan) and any employee welfare benefit plan, as defined in Section 3(1) of ERISA (including any plan providing benefits to former employees or their survivors).

          "PREMISES" means any and all real property including all buildings and improvements now or hereafter located thereon and all appurtenances thereto, now or hereafter owned, leased, occupied or used by the Borrower.

          "RECEIVABLE DEBTOR" means any Person obligated on a Receivable.

          "RECEIVABLES" means all rights to payment arising out of the sale or lease of goods or the performance of services in the ordinary and usual course of business, however evidenced.

          "REGULATION D" means Regulation D of the FRB.

          "REGULATORY CHANGE" has the meaning set forth in Section 6.03.

          "RELATED PERSON" means any Affiliate, director, officer, employee, agent, counsel or other advisor of any Person.

          "REQUIRED NOTICE DATE" has the meaning set forth in Section 2.06.

          "RESPONSIBLE OFFICER" means, with respect to any Person, the chief executive officer, the president, the chief financial officer or the treasurer of such Person, or any other senior officer of such Person having substantially the same authority and responsibility; or, with respect to compliance with


                                       16.

financial covenants, the chief financial officer or the treasurer of any such Person, or any other senior officer of such Person involved principally in the financial administration or controllership function of such Person and having substantially the same authority and responsibility.

          "REVOLVING COMMITMENT" means, when used with reference to the Bank at the time any determination thereof is to be made, $10,000,000 as from time to time reduced pursuant to Section 5.01, or, where the context so requires, the obligation of the Bank to make Revolving Loans up to such amount on the terms and conditions set forth in this Agreement; PROVIDED, HOWEVER, in the event that the Bank at any time elects to utilize the Borrowing Base, no more than $2,500,000 will at any time be advanced against Eligible Inventory.

          "REVOLVING EXPIRY DATE" means June 30, 1998.

          "REVOLVING LOAN" has the meaning set forth in Section 2.01.

          "SEC" means the Securities and Exchange Commission, or any successor thereto.

          "SECURITY AGREEMENT" means the Security Agreement between the Borrower and the Bank, in substantially the form of Exhibit D.

          "SOLVENT" means, as to any Person at any time, that (i) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of
Section 101(31) of the Bankruptcy Code; (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "SUBORDINATED DEBT" means any Indebtedness of the Borrower or any Subsidiary incurred after the date hereof in accordance with
Section 10.04(a)(vi).


                                       17.

          "SUBSIDIARY" means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interest is owned directly or indirectly by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

          "SWAP CONTRACT" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "TAXES" has the meaning set forth in Section 7.02.

          "TERMINATION EVENT" means any of the following:

          (i)  with respect to a Pension Plan, a reportable event described in
Section 4043 of ERISA and the regulations issued thereunder (other than a reportable event not subject to the provisions for 30-day notice to the PBGC under such regulations);

          (ii) the withdrawal of the Borrower or an ERISA Affiliate from a Plan during a plan year in which the withdrawing employer was a "substantial employer" as defined in Section 4001(a)(2) or 4062(e) of ERISA;

          (iii) the taking of any actions (including the filing of a notice of intent to terminate) by the Borrower, an ERISA Affiliate, the PBGC, a Plan Administrator, or any other Person to terminate a Pension Plan or the treatment of a Plan amendment as a termination of a Pension Plan under Section 4041 of ERISA;

          (iv) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or

          (v) the complete or partial withdrawal of the Borrower or an ERISA Affiliate from a Multiemployer Plan.

          "UCC" means the Uniform Commercial Code of the jurisdiction the law of which governs the Loan Document in which such term is used or the attachment, perfection or priority of the Lien on any Collateral.

          "UNFUNDED ACCRUED BENEFITS" means the excess of a Pension Plan's accrued benefits, as defined in Section 3(23) of


                                       18.

ERISA, over the current value of that Plan's assets, as defined in Section 3(26) of ERISA.

          "UNITED STATES" and "U.S." each means the United States of America.

          SECTION 1.02   ACCOUNTING PRINCIPLES.

          (a) ACCOUNTING TERMS. Unless otherwise defined or the context otherwise requires, all accounting terms not expressly defined herein shall be construed, and all accounting determinations and computations required under the Loan Documents shall be made, in accordance with GAAP, consistently applied.

          (b) GAAP CHANGES. If GAAP shall have been modified after the Closing Date and the application of such modified GAAP shall have a material effect on any financial computations hereunder (including the computations required for the purpose of determining compliance with the covenants set forth in
Section 10.02), then such computations shall be made and the financial statements, certificates and reports due hereunder shall be prepared, and all accounting terms not otherwise defined herein shall be construed, in accordance with GAAP as in effect prior to such modification, unless and until the Bank and the Borrower shall have agreed upon the terms of the application of such modified GAAP.

          (c) "FISCAL YEAR" and "FISCAL QUARTER". References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.

          SECTION 1.03 INTERPRETATION. In the Loan Documents, except to the extent the context otherwise requires:

          (i) Any reference to an Article, a Section, a Schedule or an Exhibit is a reference to an article or section thereof, or a schedule or an exhibit thereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears.

          (ii) The words "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement or any other Loan Document as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears.

          (iii) The meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined.


                                       19.

          (iv) The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation."

          (v) References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Loan Documents.

          (vi) References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to.

          (vii) Any table of contents, captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or any other Loan Document.

          (viii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."
          (ix) The use of a word of any gender shall include each of the masculine, feminine and neuter genders.

          (x) This Agreement and the other Loan Documents are the result of negotiations between the Bank and the Borrower, have been reviewed by counsel to the Bank and the Borrower, and are the products of both parties. Accordingly, they shall not be construed against the Bank merely because of the Bank's involvement in their preparation.

                                  ARTICLE II
                                  THE LOANS

          SECTION 2.01 THE LOANS. The Bank agrees, on the terms and conditions hereinafter set forth, to make revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower from time to time on any Business Day during the period from the Closing Date until the Revolving Expiry Date, in an aggregate principal amount up to but not exceeding at any time outstanding the Revolving Commitment. Within the limits of the Revolving Commitment, during such period the Borrower may borrow, repay the Revolving Loans in whole or in part, and reborrow, all in accordance with the terms and conditions hereof; PROVIDED, HOWEVER, if Borrower at any time fails to meet any of the financial covenants contained in Section 10.02 hereof, then Bank may, in its sole discretion, require that the aggregate principal amount of Revolving Loans then outstanding (or at any time outstanding thereafter, regardless of whether Borrower cures any such failure) shall not exceed the Borrowing Base then in effect. Within the foregoing limits,


                                       20.

during such period the Borrower may borrow, repay the Revolving Loans in whole or in part, and reborrow, all in accordance with the terms and conditions hereof. The Bank shall provide written notice to Borrower promptly following any determination that the Borrowing Base shall be applicable hereunder.

          SECTION 2.02 BORROWING PROCEDURE; NOTICE TO BANK. Each Loan shall be made on a Business Day upon written or telephonic notice (in the latter case to be confirmed promptly in writing) from the Borrower to the Bank, which notice shall be received by the Bank not later than 10:00 A.M. (California time) on the Required Notice Date. Each such notice, except as provided in Section 6.01 and 6.04, shall be irrevocable and binding on the Borrower, shall be in substantially the form of Exhibit B (a "Notice of Borrowing") and shall specify whether the borrowing consists of a Base Rate Loan or LIBOR Rate Loan, and the other information required thereby. Upon fulfillment of the applicable conditions set forth in Article VII, and unless other payment instructions are provided by the Borrower, the Bank shall make the Loan available to the Borrower by crediting the Borrower's Account with same day or immediately available funds on such borrowing date.

          SECTION 2.03 LENDING OFFICES. The Loans made by the Bank may be made from and maintained at any Lending Office.

          SECTION 2.04 RECORDKEEPING. The Bank shall record in its internal records the date and amount of each Loan made, each conversion to a different interest rate, each relevant Interest Period, the amount of principal and interest due and payable from time to time hereunder, each payment thereof and the resulting unpaid principal balance of such Loan. Any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligations of the Borrower hereunder to pay any amount owing with respect to the Loans.

          SECTION 2.05 MINIMUM AMOUNTS. Any borrowing, conversion, continuation, Commitment reduction or prepayment of any Loan hereunder shall be in an amount determined as follows (each such specified amount a "Minimum Amount"): (i) any borrowing or partial prepayment of any Base Rate Loan shall be in the amount of $100,000 or a greater amount which is an integral multiple of $100,000; (ii) any borrowing, continuation or partial prepayment of, or conversion into, any LIBOR Rate Loan shall be in the amount of $200,000 or a greater amount which is an integral multiple of $200,000.


                                       21.

          SECTION 2.06 REQUIRED NOTICE. Any Notice hereunder shall be given not later than the date determined as follows (each such specified date a "Required Notice Date"): (i) any Notice with respect to a borrowing of, or conversion into, any Base Rate Loan shall be given at least one Business Day prior to the date of the proposed borrowing or conversion; and (ii) any Notice with respect to any borrowing or continuation of, or conversion into, any LIBOR Rate Loan shall be given at least three LIBOR Business Days prior to the date of the proposed borrowing, conversion or continuation.

          SECTION 2.07 THE NOTE. As additional evidence of the Indebtedness of the Borrower to the Bank resulting from the Revolving Loans made by the Bank, the Borrower shall execute and deliver to the Bank the Note, dated the Closing Date, setting forth the Revolving Commitment as the maximum principal amount thereof.


                                   ARTICLE III
               INTEREST AND FEES; CONVERSION OR CONTINUATION

          SECTION 3.01   INTEREST.

          (a) INTEREST RATE. The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full, at the following rates:

          (i) during such periods as such Loan is a Base Rate Loan, at a rate per annum equal at all times to the Base Rate MINUS the Applicable Margin; and

          (ii) during such periods as such Loan is a LIBOR Rate Loan, at a rate per annum equal at all times during each Interest Period for such LIBOR Rate Loan to the LIBOR Rate for such Interest Period PLUS the Applicable Margin.

          (b) INTEREST PERIODS. The initial and each subsequent Interest Period for the LIBOR Rate Loans, shall be a period of 30, 60 or 90 days, or such other period as requested by the Borrower and acceptable to the Bank. The determination of Interest Periods shall be subject to the following provisions:

          (A) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (B) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which


                                       22.

event such Interest Period shall end on the immediately preceding Business
Day;

          (C)  no Interest Period shall extend beyond the Revolving Expiry Date;

          (D) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the ending calendar month of such Interest Period) shall end on the last Business Day of the ending calendar month of such Interest Period; and

          (E) there shall be no more than four Interest Periods in effect at any one time.

          (c) INTEREST PAYMENT DATES. Subject to Section 3.02, interest on the Loans shall be payable in arrears at the following times:

          (i) interest on each Base Rate Loan shall be payable monthly on the last Business Day in each month, on the date of any prepayment or conversion of any such Base Rate Loan, and at maturity; and

          (ii) interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period for such LIBOR Rate Loan, PROVIDED that, if any prepayment, conversion or continuation is effected other than on the last day of such Interest Period, accrued interest on such LIBOR Rate Loan shall be due on such prepayment, conversion or continuation date as to the principal amount of such LIBOR Rate Loan prepaid, converted or continued.

          The Borrower hereby authorizes the Bank (without any notice to or further authorization from the Borrower) to directly debit from Borrower's operating account with Bank any and all interest payments owing hereunder or in connection herewith.

          (d) NOTICE TO THE BORROWER. Each determination by the Bank hereunder of a rate of interest and of any change therein, including any changes in
(i) the Applicable Margin, (ii) the Base Rate during any periods in which Base Rate Loans shall be outstanding, and (iii) the LIBOR Reserve Percentage (if any) during any periods in which LIBOR Rate Loans shall be outstanding, in the absence of manifest error shall be conclusive and binding on the parties hereto and shall be promptly notified by the Bank to the Borrower. Such notice shall set forth in reasonable detail the basis for any such determination or change. The failure of the Bank to give any such notice specified in this subsection shall not affect the Borrower's obligation to pay such interest or fees.


                                       23.

          SECTION 3.02   DEFAULT RATE OF INTEREST.  Notwithstanding
Section 3.01, during the existence of any Event of Default or after acceleration, the Borrower shall pay interest (after as well as before any entry of judgment to the extent permitted by law) on the unpaid principal amount of all Obligations, (i) in the case of any Loans, at a rate per annum equal to the applicable Base Rate or LIBOR Rate, as the case may be, PLUS 4.0% per annum, and
(ii) in the case of any other Obligations, at a rate per annum equal at all times to the Base Rate PLUS 4.0% per annum; PROVIDED, HOWEVER, that, on and after the expiration of any Interest Period applicable to any LIBOR Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the Borrower shall pay interest on the principal amount of such Loan, during the continuation of such Event of Default or after acceleration, at a rate per annum equal at all times to the Base Rate PLUS 4.0% per annum.

          SECTION 3.03   FEES.

          (a) COMMITMENT FEE. The Borrower agrees to pay to the Bank a commitment fee on the average daily unused portion of the Bank's Revolving Commitment as in effect from time to time from Closing Date until the Revolving Expiry Date at the rate of 0.25% per annum, payable quarterly in arrears on the last Business Day of each calendar quarter in each year, commencing on the first such date after Closing Date, and on the earlier of the date such Revolving Commitment is terminated hereunder or the Revolving Expiry Date. For purposes of calculating utilization under this subsection, the Revolving Commitment shall be deemed used to the extent of the Effective Amount of all Loans, plus the Effective Amount of all L/C Obligations.

          (b) STANDBY L/C ISSUANCE FEE. The Borrower agrees to pay to the Bank a standby L/C issuance fee in the amount of 1.25% of the total amount of any issued Letter of Credit, payable on or before the date of issuance of such L/C.

          (c) CONFIRMATION FEE. The Borrower agrees to pay to any confirming bank a confirmation fee in such amount as may customarily be charged by such confirming bank to confirm any L/C issued hereunder.

          (d) FEES NONREFUNDABLE. All fees payable under this Section 3.03 shall be nonrefundable.

          SECTION 3.04 COMPUTATIONS. All computations of interest with respect to Base Rate Loans hereunder shall be made on the basis of a year of 365 days for the actual number of days occurring in the period for which such interest is payable. All other computations of commitment fee and interest hereunder shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable, which results in more interest being paid than if


                                       24.

computed on the basis of a 365-day year. Notwithstanding the foregoing, if any Loan is repaid on the same day on which it is made, such day shall be included in computing interest on such Loan.

          SECTION 3.05   CONVERSION OR CONTINUATION.

          (a) ELECTION. The Borrower may elect (i) to convert all or any part of (A) any outstanding Base Rate Loan into a LIBOR Rate Loan, or (B) any outstanding LIBOR Rate Loan into a Base Rate Loan; or (ii) to continue all or any part of a Loan with one type of interest rate as such; PROVIDED, HOWEVER, that if the amount of any LIBOR Rate Loan shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $200,000, such LIBOR Rate Loan shall automatically convert into a Base Rate Loan, and on and after such date the right of the Borrower to continue such Loan as, and convert such Loan into, a LIBOR Rate Loan, as the case may be, shall terminate. Any conversion or continuation of any LIBOR Rate Loan shall be made on the last day of the current Interest Period for such LIBOR Rate Loan. No outstanding Loan may be converted into or continued as a LIBOR Rate Loan if any Default has occurred and is continuing.

          (b) AUTOMATIC CONVERSION. On the last day of any Interest Period for any LIBOR Rate Loan, such LIBOR Rate Loan shall, if not repaid, automatically convert into a Base Rate Loan unless the Borrower shall have made a timely election to continue such LIBOR Rate Loan as such for an additional Interest Period or to convert such LIBOR Rate Loan, in each case as provided in subsection (a).

          (c) NOTICE TO THE BANK. The conversion or continuation of any Loans contemplated by subsection (a) shall be made upon written or telephonic notice (in the latter case to be confirmed promptly in writing) from the Borrower to the Bank, which notice shall be received by the Bank not later than 10:00 A.M. (California time) on the Required Notice Date. Each such notice (a "Notice of Conversion or Continuation") shall, except as provided in Sections 6.01 and 6.04, be irrevocable and binding on the Borrower, shall refer to this Agreement and shall specify: (i) the proposed date of the conversion or continuation, which shall be a Business Day; (ii) the outstanding Loan (or part thereof) to be converted into or continued as a Base Rate or LIBOR Rate Loan, which shall be in a Minimum Amount; (iii) if the conversion or continuation consists of any LIBOR Rate Loan, the duration of the Interest Period with respect thereto; and
(iv) that no Default exists hereunder.

          SECTION 3.06 HIGHEST LAWFUL RATE. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the applicable interest rate,


                                       25.

together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other Loan Document, would exceed the maximum rate of interest which may be charged, contracted for, reserved, received or collected by the Bank in connection with this Agreement under applicable law (the "Maximum Rate"), the Borrower shall not be obligated to pay, and the Bank shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Maximum Rate, and during any such period the interest payable hereunder shall be limited to the Maximum Rate.

                                  ARTICLE IV
                            THE LETTERS OF CREDIT

          SECTION 4.01   THE LETTER OF CREDIT SUBFACILITY.

          (a)  On the terms and conditions set forth herein, the Bank agrees,
(A) from time to time on any Business Day during the period from the Closing Date to the Revolving Expiry Date to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 4.02(c) and 4.02(d), and (B) to honor drafts under the Letters of Credit; PROVIDED, that the Bank shall not be obligated to issue any Letter of Credit if as of the date of issuance of such Letter of Credit (the "ISSUANCE DATE") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the Revolving Commitment, or (2) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.
          (b)  The Bank is under no obligation to issue any Letter of Credit if:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Bank shall prohibit, or request that the Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Bank in good faith deems material to it;


                                       26.

          (ii) the Bank has received written notice from the Borrower, on or prior to the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

          (iii) the expiry date of any requested Letter of Credit is (A) more than 365 days after the Issuance Date, unless the Bank has approved such expiry date in writing, or (B) after the Revolving Expiry Date, unless the Bank has approved such expiry date in writing;

          (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

          (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Bank, or the issuance of a Letter of Credit shall violate any applicable policies of the Bank;

          (vi) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

          (vii) such Letter of Credit is in a face amount less than $100,000 or to be denominated in a currency other than Dollars.

          SECTION 4.02   ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT.

          (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Borrower received by the Bank at least four days (or such shorter time as the Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;
(vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Bank may require.

          (b) From time to time while a Letter of Credit is outstanding and prior to the Revolving Expiry Date, the Bank will, upon the written request of the Borrower received by the Bank at least five days (or such shorter time as the Bank may


                                       27.

agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Bank may require. The Bank shall be under no obligation to amend any Letter of Credit if: (A) the Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

          (c) While a Letter of Credit is outstanding and prior to the Revolving Expiry Date, at the option of the Borrower and upon the written request of the Borrower received by the Bank at least five days (or such shorter time as the Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the
Bank: (i) the Letter of Credit to be renewed; (ii)the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day);
(iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Bank may require. The Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 4.02(c) upon the request of the Borrower but the Bank shall not have received any L/C Amendment Application from the Borrower with respect to such renewal or other written direction by the Borrower with respect thereto, the Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Borrower and the Bank hereby authorize such renewal, and, accordingly, the Bank shall be deemed to have received an L/C Amendment Application from the Borrower requesting such renewal.

          (d) The Bank may, at its election, deliver any notices of termination or other communications to any Letter of Credit


                                       28.

beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Expiry Date.

          (e) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

          SECTION 4.03   DRAWINGS AND REIMBURSEMENTS.

          (a) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Bank will promptly notify the Borrower. The Borrower shall reimburse the Bank prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by the Bank under any Letter of Credit (each such date, an "HONOR DATE") (provided that the Bank notifies Borrower of such payment prior to 9:00 a.m. on the Honor Date), in an amount equal to the amount so paid by the Bank. In the event the Borrower fails to reimburse the Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, the Bank will promptly notify the Borrower thereof, and the Borrower shall be deemed to have requested that Base Rate Loans be made by the Bank to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment. Any notice given by the Bank pursuant to this subsection 4.03(a) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (b) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Borrower in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in Section 8.01 or for any other reason, the Borrower shall be deemed to have incurred from the Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2.0% per annum.

          SECTION 4.04   [INTENTIONALLY OMITTED].

          SECTION 4.05   ROLE OF THE BANK.

          (a) Bank and the Borrower agree that, in paying any drawing under a Letter of Credit, the Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.


                                       29.

          (b) No Person nor any of the respective correspondents, participants or assignees of the Bank shall be liable to the Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Bank; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Person, nor any of the respective correspondents, participants or assignees of the Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 4.06; PROVIDED, however, anything in such clauses to the contrary notwithstanding, that the Borrower may have a claim against the Bank, and the Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Bank's willful misconduct or gross negligence or the Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing:
(i) the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          SECTION 4.06 OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement and any L/C-Related Document to reimburse the Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

          (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or


                                       30.

any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

          (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

          (v) any payment by the Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

          SECTION 4.07   CASH COLLATERAL PLEDGE.  Upon the request of the Bank,
(A) if the Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Expiry Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, then, the Borrower shall immediately cash collateralize the L/C Obligations in an amount equal to such L/C Obligations.

          SECTION 4.08   LETTER OF CREDIT FEES.

          (a) The Borrower shall pay to the Bank a letter of credit issuance fee for each Letter of Credit issued by the Bank


                                       31.

equal to 1.25% of the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit issuance fee shall be due and payable on each date of issuance of a Letter of Credit.

          (b) The Borrower shall pay to the Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Bank relating to letters of credit as from time to time in effect.

          SECTION 4.09 UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

                                 ARTICLE V
                        REDUCTION OF COMMITMENTS;
                         REPAYMENT; PREPAYMENT

          SECTION 5.01   REDUCTION OR TERMINATION OF THE COMMITMENT.

          (a) OPTIONAL REDUCTION OR TERMINATION. The Borrower may, upon prior notice to the Bank as provided herein, terminate in whole or reduce in part, as of the date specified by the Borrower in such notice, any then unused portion of the Revolving Commitment, PROVIDED that each partial reduction shall be in a Minimum Amount.

          (b) MANDATORY TERMINATION. The Revolving Commitment shall terminate on the Revolving Expiry Date. The Bank may grant or reject such request in its sole discretion, and the Borrower acknowledges that there is no commitment or understanding that the Revolving Expiry Date will be extended. If such request is granted, the Revolving Expiry Date then in effect shall be so extended, subject to such changed terms and payment of such fee (if any) as shall have been agreed upon by the Borrower and the Bank.

          (c)  ADJUSTMENT OF COMMITMENT FEE; NO REINSTATEMENT.
From the effective date of any reduction or termination prior to the Revolving Expiry Date, the commitment fee payable under Section 3.03(a) shall be computed on the basis of the Revolving Commitment as so reduced or terminated. Once reduced or terminated, the Revolving Commitment may not be increased or otherwise reinstated.

          SECTION 5.02 REPAYMENT OF THE LOANS. The Borrower shall repay to the Bank in full on the Revolving Expiry Date the


                                       32.

aggregate principal amount of the Revolving Loans outstanding on such date.

          SECTION 5.03   PREPAYMENTS.

          (a) OPTIONAL PREPAYMENTS. Subject to Section 5.02, Borrower may, upon prior notice to the Bank not later than the Required Notice Date, prepay the outstanding amount of the Loans in whole or in part, without premium or penalty. Any partial prepayments shall be in Minimum Amounts.

          (b) NOTICE; APPLICATION. The notice given of any prepayment (a "Notice of Prepayment") shall specify the date and amount of the prepayment and whether the prepayment is of Base Rate or LIBOR Rate Loans or a combination thereof, and if of a combination thereof the amount of the prepayment allocable to each. If the Notice of Prepayment is given, the Borrower shall make such prepayment and the prepayment amount specified in such Notice shall be due and payable on the date specified therein, with accrued interest to such date on the amount prepaid.

                                   ARTICLE VI
                        YIELD PROTECTION AND ILLEGALITY

          SECTION 6.01 INABILITY TO DETERMINE RATES. If the Bank shall determine in good faith that adequate and reasonable means do not exist to ascertain the LIBOR Rate, or the Bank shall determine that the LIBOR Rate does not accurately reflect the cost to it of making or maintaining LIBOR Rate Loans, then the Bank shall give telephonic notice (promptly confirmed in writing) to the Borrower of such determination. Such notice shall specify the basis for such determination and shall, in the absence of manifest error, be conclusive and binding for all purposes. Thereafter, the obligation of the Bank to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Bank revokes such notice. Upon receipt of such notice, the Borrower may revoke any Notice then submitted by it. If the Borrower does not revoke such Notice, the Bank shall make, convert or continue Loans, as proposed by the Borrower, in the amount specified in the Notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

          SECTION 6.02 FUNDING LOSSES. If the Borrower: (i) repays, converts or prepays any LIBOR Rate Loan on a date other than the last day of an Interest Period for such LIBOR Rate Loan (whether as a result of an optional prepayment, a mandatory prepayment, a payment as a result of acceleration or otherwise),
(ii) fails to borrow a LIBOR Rate Loan after giving its Notice (other than as a result of the operation of Section 6.01 or Section 6.04); (iii) fails to convert into or continue a LIBOR Rate Loan after giving its Notice (other than as a result of the operation of Section 6.01 or 6.04), or (iv) if the Borrower fails


                                       33.

to prepay a LIBOR Rate Loan after giving its Notice, then the Borrower shall pay to the Bank an amount computed pursuant to the following formula:

                         L    =    (R-T) x P x D
                                   -------------
                                        360

     L    =    amount payable to the Bank
     R    =    interest rate on such Loan
     T    =    effective interest rate per annum at which any readily marketable bond or other obligation of the United States, selected at the
               Bank's sole discretion, maturing on or near the last day of the then applicable Interest Period of such Loan and in approximately the same amount as such Loan can be purchased by the Bank on the day of such payment of principal or failure to borrow or continue or convert
     P    =    the amount of principal prepaid or the amount of the
               requested Loan
     D    =    the number of days remaining in the Interest Period as of
               the date of such payment or the number of days of the requested
               Interest Period

The Borrower shall pay such amount upon presentation by the Bank of a statement setting forth the amount and the Bank's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

          SECTION 6.03   REGULATORY CHANGES.

          (a) INCREASED COSTS. If there is announced after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (a "Regulatory Change"), or compliance by the Bank (or its Lending Office) with any request, guideline or directive (whether or not having the force of law) of any such Governmental Authority announced after the date hereof shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the FRB, but excluding with respect to any LIBOR Rate Loan any such requirement included in the calculation of the LIBOR Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank's Lending Office or shall impose on the Bank (or its Lending Office) or the interbank eurodollar market any other condition affecting its LIBOR Rate Loans or its obligation to make such LIBOR Rate Loans, and the result of any of the foregoing is to increase the cost to the Bank (or its Lending Office) of making or maintaining any LIBOR Rate Loan, or to reduce the amount of any sum received or receivable by the Bank (or its Lending Office) under this Agreement with respect


                                       34.

thereto, by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amounts as shall compensate the Bank for such increased cost or reduction.

          (b) CAPITAL REQUIREMENTS. If the Bank shall have determined that any Regulatory Change regarding capital adequacy, or compliance by the Bank (or any corporation controlling the Bank) with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority, in each case, announced after the date hereof, has or shall have the effect of reducing the rate of return on the Bank's or such corporation's capital as a consequence of the Bank's obligations hereunder to a level below that which the Bank or such corporation would have achieved but for such adoption, change or compliance (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy), by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amounts as shall compensate the Bank for such reduction.

          (c) REQUESTS. Any such request for compensation by the Bank under this Section 6.03 shall set forth the basis of calculation thereof and shall, in the absence of manifest error, be conclusive and binding for all purposes. In determining the amount of such compensation, the Bank may use any reasonable averaging and attribution methods; PROVIDED, HOWEVER, that the Borrower shall not be liable for any such amount attributable to any period prior to the date 180 days prior to the date that an officer of the Bank directly responsible for the administration of this Agreement knew or reasonably should have known of such claim for reimbursement or compensation, unless the Bank has notified the Borrower of such claim within such 180 day period.

          SECTION 6.04 ILLEGALITY. If the Bank shall determine that it has become unlawful, as a result of any Regulatory Change, for the Bank to make, convert into or maintain LIBOR Rate Loans as contemplated by this Agreement, the Bank shall promptly give notice of such determination to the Borrower, and
(i) the obligation of the Bank to make or convert into LIBOR Rate Loans, as the case may be, shall be suspended until the Bank gives notice that the circumstances causing such suspension no longer exist; and (ii) each of the Bank's outstanding LIBOR Rate Loans shall, if requested by the Bank, be converted into a Base Rate Loan not later than upon expiration of the Interest Period related to such LIBOR Rate Loan, or, if earlier, on such date as may be required by the applicable Regulatory Change, as shall be specified in such request. Any such determination shall, in the absence of manifest error, be conclusive and binding for all purposes.


                                       35.

          SECTION 6.05 FUNDING ASSUMPTIONS. Solely for purposes of calculating amounts payable by the Borrower to the Bank under this Article VI, each LIBOR Rate Loan made by the Bank (and any related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Interbank Rate used in determining the LIBOR Rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

          SECTION 6.06 OBLIGATION TO MITIGATE. The Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event that would entitle it to give notice pursuant to Section 6.03(a) or 6.04, and in any event if so requested by the Borrower, the Bank shall use reasonable efforts to make, fund or maintain its affected LIBOR Rate Loans through another Lending Office if as a result thereof the increased costs would be avoided or materially reduced or the illegality would thereby cease to exist and if, in the reasonable opinion of the Bank, the making, funding or maintaining of such LIBOR Rate Loans through such other Lending Office would not in any material respect be disadvantageous to the Bank or contrary to the Bank's normal banking practices.


                                  ARTICLE VII
                                   PAYMENTS

          SECTION 7.01   PAYMENTS.

          (a) PAYMENTS. The Borrower shall make each payment under the Loan Documents, unconditionally in full without set-off, counterclaim or other defense (but without waiving such rights), not later than 11:00 A.M. (California time) on the day when due to the Bank in Dollars and in same day or immediately available funds, to the Lending Office and account of the Bank as it from time to time shall designate in a written notice to the Borrower.

          (b) AUTHORIZATION TO BANK. The Bank may (but shall not be obligated to), and the Borrower hereby authorizes the Bank to, charge any deposit account of the Borrower with the Bank for the amount of any payment which is not made by the time specified in subsection (a). The Bank shall promptly notify the Borrower after charging any such account.

          (c) EXTENSION. Whenever any payment hereunder shall be stated to be due, or whenever any Interest Payment Date or any other date specified hereunder would otherwise occur, on a day other than a Business Day, then, except as otherwise provided herein, such payment shall be made, and such Interest Payment Date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in


                                       36.

the computation of payment of interest, standby L/C issuance fee or commitment fee hereunder.

          (d) APPLICATION. (i) Unless the Bank shall receive a timely election by the Borrower with respect to the application of any principal payments, each payment of principal by the Borrower shall be applied (A) first, to the Base Rate Loans then outstanding, and (B) second, to the LIBOR Rate Loans then outstanding (in such manner as the Bank shall determine in its sole discretion).

          SECTION 7.02   TAXES.

          (a) NO REDUCTION OF PAYMENTS. The Borrower shall pay all amounts of principal, interest, fees and other amounts due under the Loan Documents free and clear of, and without reduction for or on account of, any present and future taxes, levies, imposts, duties, fees, assessments, charges, deductions or withholdings and all liabilities with respect thereto excluding, in the case of the Bank, income and franchise taxes imposed on it by the jurisdiction under the laws of which the Bank is organized or in which its principal executive offices may be located or any political subdivision or taxing authority thereof or therein, and by the jurisdiction of the Bank's Lending Office and any political subdivision or taxing authority thereof or therein (all such nonexcluded taxes, levies, imposts, duties, fees, assessments, charges, deductions, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted or withheld from any payment, the Borrower shall increase the amount paid so that the Bank receives when due (and is entitled to retain), after deduction or withholding for or on account of such Taxes (including deductions or withholdings applicable to additional sums payable under this Section 7.02), the full amount of the payment provided for in the Loan Documents.

          (b) DEDUCTION OR WITHHOLDING; TAX RECEIPTS. If the Borrower makes any payment hereunder in respect of which it is required by law to make any deduction or withholding, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and promptly thereafter shall furnish to the Bank an original or certified copy of a receipt evidencing payment thereof, together with such other information and documents as the Bank may reasonably request.

          (c) INDEMNITY. If the Bank is required by law to make any payment on account of Taxes, or any liability in respect of any Tax is imposed, levied or assessed against the Bank, the Borrower shall indemnify the Bank for and against such payment or liability, together with any incremental taxes, interest or penalties, and all costs and expenses, payable or incurred in connection therewith, including Taxes imposed on amounts payable


                                       37.

under this Section 7.02, whether or not such payment or liability was correctly or legally asserted; provided, however, that the Borrower shall not be responsible for such interest, penalties, costs or expenses unless (A) the Bank has provided the Borrower with a notice specifying the Taxes payable at least ten (10) Business Days prior to such Taxes becoming due and payable, and (B) any interest, penalties, costs or expenses do not result from the gross negligence or willful misconduct of the Bank. A certificate of the Bank as to the amount of any such payment shall, in the absence of manifest error, be conclusive and binding for all purposes; PROVIDED, HOWEVER, that the Borrower shall not be liable for any such amount attributable to any period prior to the date 180 days prior to the date that an officer of the Bank directly responsible for the administration of this Agreement knew or reasonably should have known of such Tax payment or liability, unless the Bank has notified the Borrower of such Tax payment or liability within such 180 day period.

                                  ARTICLE VIII
                             CONDITIONS PRECEDENT

          SECTION 8.01 CONDITIONS PRECEDENT TO THE INITIAL LOAN. The obligation of the Bank to make its initial Loan shall be subject to the satisfaction of each of the following conditions precedent on or before the Closing Date:

          (a) FEES AND EXPENSES. The Borrower shall have paid (i) all fees then due in accordance with Section 3.03 and (ii) all invoiced costs and expenses then due in accordance with Section 12.04(a).

          (b) LOAN DOCUMENTS. The Bank shall have received each of the Loan Documents executed by each of the respective parties thereto.

          (c) DOCUMENTS AND ACTIONS RELATING TO COLLATERAL. The Bank shall have received the following, in form and substance satisfactory to it:

          (i) evidence that all filings, registrations and recordings have been made in the appropriate governmental offices, and all other action has been taken, which shall be necessary to create, in favor of the Bank, a perfected first priority Lien on the Collateral, subject only to Permitted Liens, including evidence of filing of completed UCC-1 financing statements in the appropriate governmental offices; and

          (ii) the results, dated as of a recent date prior to the Closing Date, of searches conducted (A) in the UCC filing records in each of the governmental offices in each jurisdiction in which personal property and fixture Collateral is located, and


                                       38.

(B) of the records maintained by the U.S. Patent and Trademark Office with respect to all United States patents and patent applications constituting Collateral, which shall have revealed no Liens with respect to any of the Collateral except Permitted Liens;

          (d) ADDITIONAL CLOSING DOCUMENTS AND ACTIONS. The Bank shall have received the following, in form and substance satisfactory to it:

          (i) a payoff letter from Silicon Valley Bank to Borrower, confirming, to the extent applicable: (i) the amounts due under the Existing Credit have been paid in full; and (ii) that upon payment of such amounts, the Existing Credit shall terminate on the Closing Date;

          (ii) evidence of completion to the satisfaction of the Bank of such investigations, reviews and audits with respect to the Borrower and its operations as the Bank may deem appropriate;

          (iii) evidence that all insurance required under this Agreement and the Collateral Documents is in full force and effect, together with copies of certificates of insurance and all endorsements thereto required under this Agreement and the Collateral Documents;

          (iv) evidence that all (A) authorizations or approvals of any Governmental Authority and (B) approvals or consents of any other Person, required in connection with the execution, delivery and performance of the Loan Documents shall have been obtained;

          (v) the unaudited balance sheet of the Borrower as at June 30, 1997, and the related statements of income and cash flows, for the quarter then ended; and

          (vi) a completed Compliance Certificate, dated the Closing Date, as of the end of the immediately preceding fiscal quarter.

          (e) CORPORATE DOCUMENTS. The Bank shall have received the following, in form and substance satisfactory to it:

          (i) certified copies of the certificate or articles, as the case may be, of incorporation of the Borrower, together with certificates as to good standing and tax status, from the Secretary of State or other Governmental Authority, as applicable, of the Borrower's state of incorporation and certificates from the Secretary of State or other Governmental Authority, as applicable, of California as to the Borrower's status as a foreign corporation and tax status, each dated as of a recent date prior to the Closing Date;


                                       39.

          (ii) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, certifying (A) copies of the bylaws of the Borrower and the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and
(B) the incumbency, authority and signatures of each officer of the Borrower authorized to execute and deliver the Loan Documents and act with respect thereto, upon which certificate the Bank may conclusively rely until it shall have received a further certificate of the Secretary or an Assistant Secretary of the Borrower cancelling or amending such prior certificate;

          (f) RECEIVABLES AUDIT. The Bank shall have completed to its satisfaction an audit of the Borrower's Receivables, verifying, among other things, Borrower's "ship-in-place" Receivables procedures, and such other matters, as the Bank shall require.

          (g) LEGAL OPINION. The Bank shall have received the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Borrower, dated the Closing Date, in form and substance satisfactory to the Bank.

          SECTION 8.02 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Bank to make each Loan shall be subject to the satisfaction of each of the following conditions precedent:

          (a) NOTICE. The Borrower shall have given the Notice of Borrowing as provided in Section 2.02.

          (b) MATERIAL ADVERSE EFFECT. On and as of the date of such Loan, there shall have occurred no Material Adverse Effect since the date of this Agreement (in the case of the initial Loan) or the date of the most recent borrowing (in the case of any subsequent Loan), as the case may be.

          (c) REPRESENTATIONS AND WARRANTIES; NO DEFAULT. On the date of such Loan, both before and after giving effect thereto and to the application of proceeds therefrom: (i) the representations and warranties contained in
Section 9.01 and in the other Loan Documents shall be true, and correct on and as of the date of such Loan as though made on and as of such date; and (ii) no Default shall have occurred and be continuing or shall result from the making of such Loan. For purposes of this Section 8.02(c), clause (i) shall be deemed instead to refer to the last day of the most recent month, quarter and year for which financial statements have then been delivered in respect of the representation and warranty made in Section 9.01(p); clause (i) shall not be deemed to refer to any other representations and warranties which relate solely to an earlier date (PROVIDED that such other representations and warranties shall be true, and correct as of such earlier date); and clause (i) shall take into account any amendments to the Schedules and other disclosures


                                       40.

made in writing by the Borrower to the Bank after the Closing Date and approved by the Bank. The giving of any Notice of Borrowing and the acceptance by the Borrower of the proceeds of each Loan made following the Closing Date shall each be deemed a certification to the Bank that on and as of the date of such Loan such statements are true.

          (d) ADDITIONAL DOCUMENTS. The Bank shall have received, in form and substance satisfactory to it, such additional approvals, opinions, documents and other information as the Bank may reasonably request.

                                  ARTICLE IX
                        REPRESENTATIONS AND WARRANTIES

          SECTION 9.01 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank that :

          (a) ORGANIZATION AND POWERS. Borrower is a corporation or partnership duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would result in a Material Adverse Effect and has all requisite power and authority to own its assets and carry on its business and to execute, deliver and perform its obligations under the Loan Documents.

          (b) AUTHORIZATION; NO CONFLICT. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action of the Borrower and do not and will not
(i) contravene the terms of the certificate or articles, as the case may be, of incorporation and the bylaws of the Borrower or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting the Borrower; or (iii) except as contemplated by this Agreement, result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower.

          (c) BINDING OBLIGATION. The Loan Documents constitute, or when delivered under this Agreement will constitute, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.


                                       41.

          (d) CONSENTS. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by the Borrower of any of the Loan Documents, except as contemplated hereby and for recordings or filings in connection with the perfection of the Liens on the Collateral in favor of the Bank.

          (e) NO DEFAULTS. Neither the Borrower nor any of its Subsidiaries is in default under any material contract, lease, agreement, judgment, decree or order to which it is a party or by which it or its properties may be bound except where such default could not reasonably be expected to have a Material Adverse Effect.

          (f) TITLE TO PROPERTIES; LIENS. The Borrower and its Subsidiaries have good and marketable title to their properties and assets, including all property forming a part of the Collateral, and there is no Lien upon or with respect to any of such properties or assets, including any of the Collateral, except for Permitted Liens.

          (g) LITIGATION. There are no actions, suits or proceedings pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries or the properties of the Borrower or any of its Subsidiaries before any Governmental Authority or arbitrator which could reasonably be expected to result in a Material Adverse Effect.

          (h) COMPLIANCE WITH ENVIRONMENTAL LAWS. Each of the Borrower and its Subsidiaries is in compliance in all material respects with all Environmental Laws, whether in connection with the ownership, use, maintenance or operation of its Premises or the conduct of any business thereon, or otherwise. Neither the Borrower, any of its Subsidiaries nor to the best of the Borrower's knowledge, any previous owner, tenant, occupant, user or operator of the Premises, or any present tenant or other present occupant, user or operator of the Premises has used, generated, manufactured, installed, treated, released, stored or disposed of any Hazardous Substances on, under, or at the Premises, except in compliance in all material respects with all applicable Environmental Laws. To the best of Borrower knowledge no Hazardous Substances have at any time been spilled, leaked, dumped, deposited, discharged, disposed of or released on, under, at or from the Premises, nor have any of the Premises been used at any time by any Person as a landfill or waste disposal site except in compliance in all material respects with applicable law. There are no actions, suits, claims, notices of violation, hearings, investigations or proceedings pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries or with respect to the


                                       42.

ownership, use, maintenance and operation of the Premises, relating to Environmental Laws or Hazardous Substances.

          (i) GOVERNMENTAL REGULATION. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act, any state public utilities code or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

          (j)  ERISA.

          (i) The Borrower and all ERISA Affiliates have satisfied all applicable contribution requirements under Section 412(c)(11) of the Internal Revenue Code and have never sought a waiver under Section 412(d) of the Internal Revenue Code;

          (ii) no Termination Event has occurred and is continuing, or is reasonably expected to occur;

          (iii) the aggregate amount of Unfunded Accrued Benefits under all Pension Plans (excluding in such computation Pension Plans with assets greater than accrued benefits) does not exceed $100,000;

           (iv) there is no condition or event under which the Borrower, any ERISA Affiliate, or any Plan maintained by the Borrower or any ERISA Affiliate could be subject to any risk of material liability under ERISA or the Internal Revenue Code, regardless of whether the Borrower or any ERISA Affiliate engaged in a transaction giving rise to the liability;

            (v) neither the Borrower nor any ERISA Affiliate has unfunded, contingent liability that exceeds $100,000 with respect to Plans that provide post-retirement welfare benefits; and

           (vi) all Plans maintained by, or contributed to by, the Borrower or any ERISA Affiliate comply in all material respects, and have been administered in material compliance with, the requirements of applicable law (including, if applicable, foreign law, ERISA and the Internal Revenue Code), and in accordance with each Plan's terms.

          (k) SUBSIDIARIES. The name, capital structure and ownership of each Subsidiary of the Borrower on the date of this Agreement is as set forth in Item 9.01(k) of the Disclosure Letter. All of the outstanding capital stock of, or other interest in, each such Subsidiary has been validly issued, and is fully paid and nonassessable. Except as set forth in such Disclosure Letter, on the date of this Agreement the Borrower has no material equity interest in any Person.


                                       43.

          (l) MARGIN REGULATIONS. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulations G or U of the FRB). No part of the proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (m) TAXES. Each of the Borrower and its Subsidiaries has duly filed all material tax and information returns required to be filed, and has paid all taxes, fees, assessments and other governmental charges or levies that have become due and payable, except to the extent such taxes or other charges are being or promptly will be contested in good faith and are adequately reserved against in accordance with GAAP.

          (n) PATENTS AND OTHER RIGHTS. Each of the Borrower and its Subsidiaries owns or is licensed or otherwise has the right to use all permits, franchises, licenses, patents, trademarks, trade names, service marks, copyrights and all rights with respect thereto, that are necessary for the ownership, maintenance and operation of its business and neither the Borrower nor any such Subsidiary is in violation of any rights of others with respect to the foregoing except where the foregoing could not reasonably be expected to have a Material Adverse Effect.

          (o) INSURANCE. The properties of the Borrower and its Subsidiaries are insured, with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the localities where the Borrower or such Subsidiary operates.

          (p) FINANCIAL STATEMENTS AND PROJECTIONS. (i) The unaudited consolidated balance sheet of the Borrower as at June 30, 1997, and the related statements of income, shareholders' equity and cash flows, for the quarter then ended and the six month period then ended, are complete and correct and fairly present the financial condition of the Borrower at such dates and the results of operations of the Borrower and its Subsidiaries for the periods covered by such statements, in each case in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of notes. (ii) Since June 30, 1997, there has been no Material Adverse Effect.

          (q) LIABILITIES. Neither the Borrower nor any of its Subsidiaries has any material liabilities, fixed or contingent, that are required to be disclosed in accordance with GAAP and not reflected in the financial statements referred to in subsection (p), in the notes thereto or otherwise disclosed in writing to the Bank, other than liabilities arising in the ordinary course of business since June 30, 1997.


                                       44.

          (r) LABOR DISPUTES, ETC. There are no strikes, lockouts or other labor disputes against the Borrower or any of its Subsidiaries, or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, which could reasonably be expected to result in a Material Adverse Effect.

          (s)  SOLVENCY.  Each of the Borrower and its Subsidiaries is Solvent.

          (t) DISCLOSURE. None of the representations or warranties made by the Borrower or any of its Subsidiaries in the Loan Documents as of the date of such representations and warranties, and none of the statements contained in any other exhibit, report, certificate or written statement furnished by or on behalf of the Borrower or any of its Subsidiaries to the Bank in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading, as of the time made or delivered. It is recognized by the Bank that projections and forecasts provided by or on behalf of the Borrower, although reflecting the Borrower's good faith projections or forecasts based on methods and data which the Borrower believes to be reasonable and accurate, are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may (and are likely to) differ from the projected or forecasted results.

                                    ARTICLE X
                                    COVENANTS

          SECTION 10.01 REPORTING COVENANTS. So long as any of the Obligations shall remain unpaid or the Bank shall have any Commitment, the Borrower agrees that:

          (a) FINANCIAL STATEMENTS AND OTHER REPORTS. The Borrower shall furnish to the Bank:

          (i) as soon as available and in any event within 45 days after the end of the first three fiscal quarters of each fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income of the Borrower for such quarter and the portion of the fiscal year through the end of such quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail, together with a certificate of a Responsible Officer of the Borrower stating that such financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as at such date and the results of operations of the Borrower and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes


                                       45.

resulting from normal, year-end audit adjustments and except for the absence of notes;

          (ii) as soon as available and in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report thereon of Coopers & Lybrand or another firm of independent certified public accountants of recognized national standing acceptable to the Bank, which report shall be unqualified as to scope of audit or the status of the Borrower and its Subsidiaries as a going concern;

          (iii) as soon as available and in any event within 20 days after the end of each of the first two months of each fiscal quarter, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of each such month, and the related consolidated cash flow projections, aging and backlog reports of the Borrower and its Subsidiaries for each such month and the portion of the fiscal year through the end of such month, prepared in accordance with GAAP consistently applied, all in reasonable detail, together with a certificate of a Responsible Officer of the Borrower stating that such financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as at such date and the results of operations of the Borrower and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes from normal, year-end adjustments and except for the absence of notes;

          (iv) as soon as available and in any event not later than 20 days after the end of each calendar month, (A) a completed Borrowing Base Certificate, if applicable, (B) full and complete reports with respect to the Receivables, including such information as the Bank shall request, and (C) a detailed schedule of the Borrower's Inventory, each as of the end of such immediately preceding fiscal month and in form and substance satisfactory to the Bank;

          (v) promptly after the giving, sending or filing thereof, copies of all reports, if any, which the Borrower or any of its Subsidiaries sends to the holders of its respective capital stock or other securities and of all reports or filings, if any, by the Borrower or any of its Subsidiaries with the SEC or any national securities exchange.

As to any information contained in materials furnished pursuant to clause (iv), the Borrower shall not be separately required to


                                       46.

furnish such information under clause (i) or (ii), but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (i) and (ii) at the times specified therein.

          (b)  ADDITIONAL INFORMATION.  The Borrower will furnish to the Bank:

          (i) promptly after a Responsible Officer of the Borrower has knowledge or becomes aware thereof, notice of the occurrence of any Default;

          (ii) prompt written notice of (A) any proposed acquisition of stock, assets or property by the Borrower or any of its Subsidiaries that could reasonably be expected to result in environmental liability under Environmental Laws, and (B)(1) any spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Substances required to be reported to any Governmental Authority under applicable Environmental Laws, and (2) all actions, suits, claims, notices of violation, hearings, investigations or proceedings pending, or to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries or with respect to the ownership, use, maintenance and operation of the Premises, relating to Environmental Laws or Hazardous Substances;

          (iii) prompt written notice of all actions, suits and proceedings before any Governmental Authority or arbitrator pending, or to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries which (A) could reasonably be expected to involve an aggregate liability of $250,000 (or its equivalent in another currency) or more, or
(B) otherwise may have a Material Adverse Effect;

          (iv) promptly after the Borrower has knowledge or becomes aware thereof, (A) notice of the occurrence of any Termination Event, together with a copy of any notice of such Termination Event to the PBGC, and (B) the details concerning any action taken or proposed to be taken by the IRS, PBGC, Department of Labor or other Person with respect thereto;

          (v) within 30 days of the date thereof, or, if earlier, on the date of delivery of any financial statements pursuant to subsection (a), notice of any material change in accounting policies or financial reporting practices by the Borrower or any of its Subsidiaries;

          (vi) promptly after the occurrence thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving the Borrower or any of its Subsidiaries which could reasonably be expected result in a Material Adverse Effect;


                                       47.

          (vii) prompt written notice of any other condition or event which has resulted, or that could reasonably be expected to result, in a Material Adverse Effect; and

          (viii) such other information respecting the operations, properties, business or condition (financial or otherwise) of the Borrower or its Subsidiaries (including with respect to the Collateral) as the Bank may from time to time reasonably request.

Each notice pursuant to this subsection (b) shall be accompanied by a written statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower proposes to take with respect thereto.

          SECTION 10.02 FINANCIAL COVENANTS. So long as any of the Obligations shall remain unpaid or the Bank shall have any Commitment, the Borrower agrees that:

          (a) MINIMUM QUICK RATIO. The Borrower will maintain Minimum Quick Ratio as of the end of each fiscal quarter of not less than 1.40 to 1.0;

          (b) MINIMUM CONSOLIDATED TANGIBLE NET WORTH. The Borrower shall maintain Consolidated Tangible Net Worth as of the end of each fiscal quarter of not less than $67,000,000;

          (c) LEVERAGE RATIO. The Borrower shall maintain a ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth as of the end of each fiscal quarter of not more than 0.50 to 1.0; and

          (d) PROFITABILITY. The Borrower shall not incur, on a consolidated (rolling four-quarter) basis from the Closing Date through the Revolving Expiry Date either (i) two consecutive quarterly losses of any amount, whether any one or both of such losses is on a net operating or a net after-taxes basis, or (ii) a single quarterly loss in excess of $300,000 (on either a net operating or a net after-taxes basis).

          SECTION 10.03 ADDITIONAL AFFIRMATIVE COVENANTS. So long as any of the Obligations shall remain unpaid or the Bank shall have any Commitment, the Borrower agrees that:

          (a) PRESERVATION OF EXISTENCE, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties, except in connection with any transactions permitted by Section 10.04.


                                       48.

          (b) PAYMENT OF OBLIGATIONS. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge (i) all material taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of the Borrower or any Subsidiary, except for Permitted Liens, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP; and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien.

          (c) MAINTENANCE OF INSURANCE. The Borrower shall, and shall cause each of its Subsidiaries to, carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where the Borrower or such Subsidiary operates, including fire, extended coverage, business interruption, public liability, property damage and worker's compensation. Insurance on the Collateral shall name the Bank as loss payee. The Borrower's liability insurance policies shall name the Bank as an additional insured. Upon the request of the Bank, the Borrower shall furnish the Bank from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. The Borrower shall also furnish to the Bank from time to time upon the request of the Bank a certificate of the Borrower's insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid, that such policies are in full force and effect and that such insurance coverage and such policies comply with all the requirements of this subsection (c). All insurance policies required under this subsection (c) shall provide that they shall not be terminated or cancelled without at least 30 days' prior written notice to the Borrower and the Bank. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle the Bank to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection (c) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Borrower.

          (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Borrower shall, and shall cause each of its Subsidiaries to, keep records and books of account, which are sufficient to allow financial statements to be prepared in accordance with GAAP.


                                       49.

          (e) INSPECTION RIGHTS. The Borrower shall at any reasonable time with reasonable notice and from time to time (i) permit the Bank or any of its agents or representatives to visit and inspect any of the properties of the Borrower and its Subsidiaries and to examine and make copies of and abstracts from the records and books of account of the Borrower and its Subsidiaries, and to discuss the business affairs, finances and accounts of the Borrower and any such Subsidiary with any of the officers, employees or accountants of the Borrower or such Subsidiary, and if the Bank is at any time lending against the Borrowing Base, (ii) permit the Bank or any of its agents or representatives to conduct periodic audits of the Collateral at such frequencies as the Bank shall deem appropriate.

          (f) COMPLIANCE WITH LAWS, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (g) MAINTENANCE OF PROPERTIES, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other corporations of similar character and size, ordinary wear and tear excepted except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (h) LICENSES. The Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the transactions therein contemplated or the operation and conduct of its business and ownership of its properties except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (i) ACTION UNDER ENVIRONMENTAL LAWS. The Borrower shall, and shall cause each of its Subsidiaries to, upon becoming aware of the presence of any Hazardous Substance (in a manner not in material compliance with applicable law) or the existence of any environmental liability under applicable Environmental Laws with respect to the Premises, take all actions, at their cost and expense, as shall be necessary or advisable to investigate and clean up the condition of the Premises, including all removal, containment and remedial actions, and restore the Premises to a condition in compliance with applicable Environmental Laws.


                                       50.

          (j) USE OF PROCEEDS. The Borrower shall use the proceeds of the Loans solely for the purpose of financing its working capital requirements and general corporate purposes.

          (k) FURTHER ASSURANCES AND ADDITIONAL ACTS. The Borrower shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Bank shall deem reasonably necessary or appropriate to effectuate the purposes of the Loan Documents, and promptly provide the Bank with evidence of the foregoing reasonably satisfactory in form and substance to the Bank.

          (l) OPERATING ACCOUNTS. The Borrower shall maintain with the Bank its primary operating accounts during the term of this Agreement.

          (m) BORROWING BASE CERTIFICATE AND COLLATERAL REPORTS. As a condition precedent to the obligation of the Bank to make any Loan following the breach of any financial covenant contained in Section 10.02, the Borrower shall, if requested by the Bank, deliver to the Bank a completed Borrowing Base Certificate, together with the related collateral reports, required under
Section 10.01(a), and the statements contained therein shall be true, correct and complete on and as of the date of such Loan as though made on and as of such date, except for changes in the information set forth in such Borrowing Base Certificate in the ordinary course of business. The giving of any Notice of Borrowing and the acceptance by the Borrower of the proceeds of a Loan shall each be deemed a certification to the Bank that on and as of the date of such Loan such statements are true, correct and complete, except for changes in the information set forth in such Borrowing Base Certificate in the ordinary course of business.

          SECTION 10.04 NEGATIVE COVENANTS. So long as any of the Obligations shall remain unpaid or the Bank shall have any Commitment, the Borrower agrees that:

          (a) INDEBTEDNESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise become liable for or suffer to exist any Indebtedness, other than:

          (i)  Indebtedness of the Borrower to the Bank hereunder;

          (ii) Indebtedness of the Borrower and its Subsidiaries existing on the Closing Date and set forth in Item 10.4(a) of the Disclosure Letter or extensions, renewals and refinancings of such Indebtedness PROVIDED that the principal amount of such Indebtedness being extended, renewed or refinanced does not increase;


                                       51.

          (iii) Accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of the Borrower's or such Subsidiary's business in accordance with customary terms and paid within the customary time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

          (iv) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by the Borrower or any such Subsidiary in the ordinary course of business;

          (v) Indebtedness of the Borrower and its Subsidiaries under Capital Leases in the ordinary course of business;

          (vi) Indebtedness subordinated on terms satisfactory to the Bank to the Obligations at any time outstanding; and

          (vii) Indebtedness of any Subsidiary to the Borrower which constitutes a Permitted Investment by the Borrower under Section 10.04(f);

          (viii) Indebtedness of any Subsidiary to any other Subsidiary;

          (ix) Indebtedness with respect to deferred compensation or employee benefit programs incurred in the ordinary course of business or in connection with the discontinuance or sale of businesses or facilities;

          (x) Indebtedness incurred in connection with any sale-leaseback transactions permitted under Section 10.04(h);

          (xi) Payment obligations incurred in connection with Permitted Swap Obligations;

          (xii) Indebtedness permitted under Section 10.04(b) by reason of clause (ix) of the definition of "Permitted Liens";

          (xiii) Indebtedness consisting of guarantees and other Guaranty Obligations of the obligations of vendors and suppliers of the Borrower or its Subsidiaries in respect of transactions entered into in the ordinary course of business; and

          (xiv) Other Indebtedness in an aggregate amount not to exceed at any one time outstanding $250,000

          (b) LIENS; NEGATIVE PLEDGES. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets, whether now owned or hereafter acquired, other than Permitted Liens.


                                       52.

          (c) CHANGE IN NATURE OF BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it at the date hereof or which are reasonable extensions thereof or reasonably incidental thereto.

          (d) RESTRICTIONS ON FUNDAMENTAL CHANGES. The Borrower will not, and will not permit any of its Subsidiaries to, merge with or consolidate into, or acquire all or substantially all of the assets of, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, except that:

          (i) the Borrower or any of its Subsidiaries may sell or dispose of assets in accordance with the provisions of subsection (e);

          (ii) the Borrower or any of its Subsidiaries may make any Investment permitted by subsection (f); and

          (iii) the Borrower may merge with or consolidate into any other Person, PROVIDED that (A) the Borrower is the surviving corporation, and (B) no such merger or consolidation shall be made while there exists a Default or if a Default would occur as a result thereof.

          (e) SALES OF ASSETS. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer, or otherwise dispose of, or part with control of (each, a "Transfer") (whether in one transaction or a series of transactions) any assets (including any shares of stock in any Subsidiary or other Person), except the following:

          (i) sales of inventory and licensing of intellectual property in the ordinary course of business;

          (ii) transfers consisting of the making or liquidation of Permitted Investments;

          (iii) sales of any assets which have become worn out or obsolete or which are promptly being replaced, in the ordinary course of business;

          (iv) transfers from any Subsidiary to another Subsidiary or to the Borrower; and

          (v) transfers in connection with sale-leaseback transactions permitted under Section 10.04(h).

          (f) LOANS AND INVESTMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, purchase or otherwise acquire the capital stock, assets (constituting a


                                       53.

business unit), obligations or other securities of or any interest in any Person, or otherwise extend any credit to, guarantee the obligations of or make any additional investments in any Person (each, an "Investment"), other than in connection with:

          (i) extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business; and

          (ii)  Permitted Investments.

          (g) CAPITAL EXPENDITURES. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any expenditures for fixed or capital assets in excess of $2,500,000 (in the aggregate), including obligations under Capital Leases, other than in the ordinary course of business.

          (h) SALES AND LEASEBACKS. Except in the ordinary course of business, the Borrower shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which the Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person or (ii) which the Borrower or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary to any other Person in connection with such lease.

          (i) DISTRIBUTIONS. (i) The Borrower shall not declare or pay any dividends in respect of the Borrower's capital stock, or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any of its Subsidiaries to purchase, redeem, retire, or otherwise acquire for value any stock of the Borrower except that the Borrower may (i) declare and make dividend payments or other distributions payable solely in its capital stock or in connection with the distribution of rights under a stockholders' rights plan;
(ii) purchase, redeem, retire or otherwise acquire (A) shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock (B) rights distributed in connection with any stockholders' rights plan; and (iii) convert any convertible debt instrument into common stock or other property in accordance with its terms.

          (ii) The Borrower shall not permit any Subsidiary of the Borrower to grant or otherwise agree to or suffer to exist any consensual restrictions on the ability of such Subsidiary to


                                       54.

pay dividends and make other distributions to the Borrower, or to pay any Indebtedness owed to the Borrower or transfer properties and assets to the Borrower.

          (j) TRANSACTIONS WITH RELATED PARTIES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, including the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, any officer or director thereof or any Person which beneficially owns or holds 2% or more of the equity securities, or 2% or more of the equity interest, thereof (a "Related Party"), or enter into, assume or suffer to exist, or permit any Subsidiary to enter into, assume or suffer to exist, any employment or consulting contract with any Related Party, except a transaction or contract which is in the ordinary course of the Borrower's or such Subsidiary's business and which is upon fair and reasonable terms not less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not a Related Party.

          (k) HAZARDOUS SUBSTANCES. The Borrower shall not, and shall not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Substances, except in compliance in all material respects with all applicable Environmental Laws.

          (l) ACCOUNTING CHANGES. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change its fiscal year or that of any of its consolidated Subsidiaries, except to change the fiscal year of a Subsidiary acquired in connection with a permitted acquisition to conform its fiscal year to the Borrower's.


                                    ARTICLE XI
                                 EVENTS OF DEFAULT

          SECTION 11.01 EVENTS OF DEFAULT. Any of the following events which shall occur shall constitute an "Event of Default":

          (a) PAYMENTS. The Borrower shall fail to pay when due any amount of principal of, or interest on, any Loan or the Note, or any fee or other amount payable under any Loan Document, or pay any fees for professional services incurred for outside advisors of the Bank within 30 days of receipt of any invoice therefor.

          (b) REPRESENTATIONS AND WARRANTIES. Any representation or warranty by the Borrower under or in connection with the Loan Documents shall prove to have been incorrect in any material respect when made or deemed made.


                                       55.

          (c) FAILURE BY BORROWER TO PERFORM CERTAIN COVENANTS. The Borrower shall fail to perform or observe any term, covenant or agreement contained in
Section 10.02, Section 10.03(a), 10.03(j) or Section 10.04.

          (d) FAILURE BY BORROWER TO PERFORM OTHER COVENANTS. The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed and any such failure shall remain unremedied for a period of 20 days from the occurrence thereof.

          (e) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Borrower or any Subsidiary (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course;
(iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing.

          (f) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Borrower or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

          (g) DEFAULT UNDER OTHER INDEBTEDNESS. (i) The Borrower or any of its Subsidiaries shall fail (A) to make any payment of any principal of, or interest or premium on, any Indebtedness (other than in respect of the Loans having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $200,000 (or its equivalent in another currency)) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness as of the date of such failure; or (B) to perform or observe any term,


                                       56.

covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (ii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

          (h) JUDGMENTS. (i) A final judgment or order for the payment of money in excess of $200,000 (or its equivalent in another currency) which is not fully covered by third-party insurance shall be rendered against the Borrower or any of its Subsidiaries; or (ii) any non-monetary judgment or order shall be rendered against the Borrower or any such Subsidiary which has or would reasonably be expected to have a Material Adverse Effect; and in each case there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

          (i) ERISA. (i) The Borrower or an ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Internal Revenue Code, whether or not it has sought a waiver under Section 412(d) of the Internal Revenue Code; (ii) in the case of a Termination Event involving the withdrawal from a Pension Plan of a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the Borrower's or an ERISA Affiliate's proportionate share of that Pension Plan's Unfunded Accrued Benefits is more than $200,000; (iii) in the case of a Termination Event involving the complete or partial withdrawal from a Multiemployer Plan, the Borrower or an ERISA Affiliate has incurred a withdrawal liability in an aggregate amount exceeding $200,000; (iv) in the case of a Termination Event not described in clause (ii) or (iii), the Unfunded Accrued Benefits of the relevant Pension Plan or Plans exceed $200,000; (v) a Plan of the Borrower or an ERISA Affiliate that is intended to be qualified under Section 401(a) of the Internal Revenue Code shall lose its qualification, and the loss can reasonably be expected to impose on the Borrower or an ERISA Affiliate liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount of $100,000 or more; (vi) the commencement or increase of contributions to, the adoption of, or the amendment of a Plan by, the Borrower or an ERISA Affiliate shall result in a net increase in unfunded liabilities to the Borrower or an ERISA Affiliate in excess of $100,000; or
(vii) the occurrence of any combination of events listed in clauses (ii) through (vi) that involves a net increase in aggregate Unfunded Accrued Benefits and unfunded liabilities in excess of $200,000.

          (j)  DISSOLUTION, ETC.  The Borrower or any of its Subsidiaries shall
(i) liquidate, wind up or dissolve (or suffer


                                       57.

any liquidation, wind-up or dissolution), except to the extent expressly permitted by Section 10.04, (ii) suspend its operations other than in the ordinary course of business, or (iii) take any corporate action to authorize any of the actions or events set forth above in this subsection (j).

          (k)  MATERIAL ADVERSE EFFECT.  A Material Adverse Effect shall occur.

          (l) CHANGE IN OWNERSHIP OR CONTROL. Any "person" (as such term is used in subsections 13(d) and 14(d) of the Exchange Act) or group of persons on or after the Closing Date, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Borrower representing 20% or more of the combined voting power of the Borrower's then-outstanding voting securities, or (b) the existing directors for any reason cease to constitute a majority of the Borrower's board of directors. "Existing directors" means (x) individuals constituting the Borrower's board of directors on the Closing Date, and (y) any subsequent director whose election by the board of directors or nomination for election by the Borrower's shareholders was approved by a vote of at least a majority of the directors then in office, which directors either were directors on the Closing Date or whose election or nomination for election was previously so approved.

          (m) COLLATERAL DOCUMENTS. The Borrower or any other Person shall fail to perform or observe any term, covenant or agreement contained in the Collateral Documents on its part to be performed or observed and any such failure shall remain unremedied for a period of 20 days from the occurrence thereof (unless the Bank reasonably determines that such failure is not capable of remedy), or any "Event of Default" as defined in any Collateral Document shall have occurred and is continuing; or any of the Collateral Documents after delivery thereof shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or the Borrower or any other Person shall contest in any manner the validity or enforceability thereof, or the Borrower or any other Person shall deny that it has any further liability or obligation thereunder; or any of the Collateral Documents for any reason, except to the extent permitted by the terms thereof, shall cease to create a valid and perfected first priority Lien subject only to Permitted Liens in any of the Collateral purported to be covered thereby.

          SECTION 11.02 EFFECT OF EVENT OF DEFAULT. If any Event of Default shall occur and be continuing, the Bank may (i) by notice to the Borrower,
(A) declare its Commitments to be terminated, whereupon the same shall forthwith terminate, and (B) declare the entire unpaid principal amount of the Loans and the Note, all interest accrued and unpaid thereon and all other Obligations to be forthwith due and payable, whereupon the Loans and the Note, all such accrued interest and all such other


                                       58.

Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, PROVIDED that if an event described in Sections 11.01(e) or 11.01(f) shall occur, the result which would otherwise occur only upon giving of notice by the Bank to the Borrower as specified in this clause (i) shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause
(i) have been taken, (A) exercise any or all of the Bank's rights and remedies under the Collateral Documents, and (B) proceed to enforce all other rights and remedies available to the Bank under the Loan Documents and applicable law.

                                  ARTICLE XII
                                 MISCELLANEOUS

          SECTION 12.01 AMENDMENTS AND WAIVERS. No amendment to any provision of this Agreement and the other Loan Documents shall be effective unless it is in writing and has been signed by the Bank and the Borrower (or other party thereto), and no waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Borrower or other party therefrom, shall be effective unless it is in writing and has been signed by the Bank; PROVIDED, HOWEVER, that notwithstanding the foregoing provisions of this
Section 12.01, any term or provision of any such other Loan Document may be amended without the agreement or consent of, or prior notice to, the Borrower, to the extent such Loan Document provides for amendments without Borrower agreement or consent. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 12.02  NOTICES.

          (a) NOTICES. All notices and other communications provided for hereunder and under the other Loan Documents shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth in Schedule 1, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective
(i) if delivered by hand, when delivered; (ii) if sent by mail, upon the date of receipt; and (iii) if sent by facsimile transmission, when sent; PROVIDED, HOWEVER, that notices and communications to the Bank pursuant to Articles II, III, IV and V shall not be effective until received.

          (b) FACSIMILE AND TELEPHONIC NOTICE. The Borrower acknowledges and agrees that the agreement of the Bank herein and in any other Loan Document to receive certain notices by


                                       59.

telephone and facsimile is solely for the convenience and at the request of the Borrower. The Bank shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Bank shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Bank in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and the other Obligations shall not be affected in any way or to any extent by any failure by the Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

          SECTION 12.03 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Bank.

          SECTION 12.04  COSTS AND EXPENSES; INDEMNIFICATION.

          (a) COSTS AND EXPENSES. The Borrower agrees to pay on demand, whether or not the transactions contemplated hereby shall be consummated:

          (i) the reasonable out-of-pocket costs and expenses of the Bank and any of its Affiliates, and the reasonable fees and disbursements of counsel to the Bank (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution, delivery and administration of the Loan Documents, and any amendments, modifications or waivers of the terms thereof;

          (ii) all appraisal (including the allocated cost of internal appraisal services), audit, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by the Bank or any of its Affiliates in connection with the Loan Documents or the Collateral; and

          (iii) all costs and expenses of the Bank and its Affiliates, and fees and disbursements of counsel (including allocated costs of internal counsel), in connection with (A) any Default, (B) the enforcement or attempted enforcement of, and preservation of any rights or interests under, the Loan Documents,
(C) any out-of-court workout or other refinancing or restructuring or any bankruptcy case, and (D) the preservation of and realization upon any of the Collateral, including any losses,


                                       60.

costs and expenses sustained by the Bank as a result of any failure by the Borrower to perform or observe its obligations contained in the Loan Documents.

          (b) INDEMNIFICATION. Whether or not the transactions contemplated hereby shall be consummated, the Borrower hereby agrees to indemnify the Bank and any Related Person thereof (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, (i) in any way relating to or arising out of any of the Loan Documents, the use or intended use of the proceeds of the Loans, or the transactions contemplated hereby or thereby, (ii) with respect to any investigation, litigation or other proceeding relating to any of the foregoing, irrespective of whether the Indemnified Person shall be designated a party thereto, or (iii) in any way relating to or arising out of the use, generation, manufacture, installation, treatment, storage or presence, or the spillage, leakage, leaching, migration, dumping, deposit, discharge, disposal or release, at any time, of any Hazardous Substances on, under, at or from any Premises, including any personal injury or property damage suffered by any Person, and any investigation, site assessment, environmental audit, feasibility study, monitoring, clean-up, removal, containment, restoration, remedial response or remedial work undertaken by or on behalf of any Indemnified Person at any time, voluntarily or involuntarily, with respect to the Premises (the "Indemnified Liabilities"); PROVIDED that the Borrower shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          (c) OTHER CHARGES. The Borrower agrees to indemnify the Bank against and hold it harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of the Loan Documents.

          SECTION 12.05 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default the Bank hereby is authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by


                                       61.

the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Documents, irrespective of whether or not the Bank shall have made any demand under this Agreement or any such other Loan Document and although such Obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application made by the Bank; PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section 12.05 are in addition to other rights and remedies (including other rights of set-off) which the Bank may have.

          SECTION 12.06 SURVIVAL. All covenants, agreements, representations and warranties made in any Loan Documents shall, except to the extent otherwise provided therein, survive the execution and delivery of this Agreement, the making of the Loans and the execution and delivery of the Note, and shall continue in full force and effect so long as the Bank has any Commitment, any Loans remain outstanding or any other Obligations remain unpaid or any obligation to perform any other act under any Loan Document remains unsatisfied. Without limiting the generality of the foregoing, the obligations of the Borrower under Sections 6.02, 6.03, 7.02 and 12.04, and all similar obligations under the other Loan Documents (including all obligations to pay costs and expenses and all indemnity obligations), shall survive the repayment of the Loans and the termination of the Commitment.

          SECTION 12.07 BENEFITS OF AGREEMENT. The Loan Documents are entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Loan Document.

          SECTION 12.08  BINDING EFFECT; ASSIGNMENT.

          (a) BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Bank and their respective successors and assigns.

          (b) ASSIGNMENT. The Borrower shall not have the right to assign its rights and obligations hereunder or under the other Loan Documents or any interest herein or therein without the prior written consent of the Bank. The Bank may sell, assign, transfer or grant participations in all or any portion of the Bank's rights and obligations hereunder and under the other Loan


                                       62.

Documents to any other bank or financial institution on the basis set forth below in this subsection (b).

          (i) In the event of any such assignment, which shall be made only with the prior written consent of Borrower, not to be unreasonably withheld, upon notice thereof to the Borrower, (provided no Default then exists) the assignee shall be deemed the "Bank" for all purposes of this Agreement and the other Loan Documents with respect to the rights and obligations assigned to it, and the obligations of the Bank so assigned shall thereupon terminate.

          (ii) In the event of any partial assignment, which shall be made only with the prior written consent of Borrower, not to be unreasonably withheld, the Bank, the Borrower and such assignee shall enter into at the Bank's or such assignee's expense, such amendments to this Agreement and the other Loan Documents as shall be necessary to effect such assignment.

          (iii) In the event of any grant of a participation, the Bank shall remain the "Bank" for purposes of this Agreement, the Borrower shall continue to deal solely and directly with the Bank in connection with this Agreement and the other Loan Documents and the participant shall not have any of the rights of the Bank under this Agreement or the other Loan Documents, except that the participant shall (A) be deemed to have a right of setoff under Section 12.05 in respect of its participation to the same extent as if it were the "Bank" hereunder, PROVIDED that such participant shall have agreed to share any amount so realized with the Bank on terms and conditions satisfactory to the Bank, and
(B) such participant shall also be entitled to the benefits of Sections 6.02, 6.03, 7.02 and 12.04; provided no Default then exists and, provided, further, that such participant shall not be given rights to consent to amendments to or waivers involving this Agreement or the other Loan Documents except in the case of provisions relating to the principal amount of the Loans, any amendments to the interest rates and the maturity of the Loans.

          (iv) The Borrower agrees that in connection with any such grant or assignment, the Bank may deliver to the prospective participant or assignee financial statements and other relevant information relating to the Borrower and its Subsidiaries.

          SECTION 12.09 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

          SECTION 12.10  SUBMISSION TO JURISDICTION.

          (a) SUBMISSION TO JURISDICTION. The Borrower hereby (i) submits to the non-exclusive jurisdiction of the courts of the State of California sitting in Santa Clara county and the


                                       63.

Federal courts of the United States for the Northern District of California for the purpose of any action or proceeding arising out of or relating to the Loan Documents, (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

          (b) NO LIMITATION. Nothing in this Section 12.10 shall affect the right of the Bank to serve legal process in any other manner permitted by law or limit the right of the Bank to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

          SECTION 12.11 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER AND THE BANK HEREBY AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT IN ANY WAY LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. A COPY OF THIS SECTION 12.11 MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND CONSENT TO TRIAL BY COURT.

          SECTION 12.12 LIMITATION ON LIABILITY. No claim shall be made by the Borrower or its Affiliates against the Bank or any of its Related Persons for any special, indirect, exemplary, consequential or punitive damages in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions


                                       64.

contemplated by the Loan Documents or any act or omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 12.13 ENTIRE AGREEMENT. The Loan Documents reflect the entire agreement between the Borrower and the Bank with respect to the matters set forth herein and therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto.

          SECTION 12.14 SEVERABILITY. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of any of the Loan Documents shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of such Loan Document, or the validity or effectiveness of such provision in any other jurisdiction.

          SECTION 12.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURE BLOCKS ON NEXT PAGE]


                                       65.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                              THE BORROWER

                              GENUS, INC.


                              By:  _____________________________
                                   Title:


                              THE BANK

                              SUMITOMO BANK OF CALIFORNIA


                              By:  _____________________________
                                   Title:




                                       66.